UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Forest Oil Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Forest Oil Corporation
707 Seventeenth Street, Suite 3600
Denver, Colorado 80202

March 28, 2011

Dear Fellow Shareholder:

        We cordially invite you to attend the annual meeting of shareholders of Forest Oil Corporation to be held on Wednesday, May 11, 2011, at 9:00 a.m., M.D.T., at the Marriott Hotel, 1701 California Street, Denver, Colorado.

        At this year's meeting, you will be asked to (i) elect two Class II directors, (ii) approve, by non-binding vote, the compensation of the named executive officers as disclosed in this proxy statement, (iii) recommend, by non-binding vote, whether the shareholder vote to approve compensation of our named executive officers should occur every one, two or three years, and (iv) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Details regarding each of the proposals are described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

        We are pleased to be using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our shareholders a notice of the availability of the proxy materials for the annual meeting of shareholders to be held on May 11, 2011, instead of mailing a paper copy of the annual meeting notice, the accompanying proxy statement, and our 2010 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those shareholders can receive a paper copy of our proxy materials, including the notice, the accompanying proxy statement, our 2010 Annual Report, and a form of proxy card or voting instruction card. All shareholders who do not receive a notice will receive a paper copy of the proxy materials by mail. We believe this process represents a more direct mechanism for disseminating information, will reduce the number of printed copies and thus reduce the environmental impact of producing and delivering these materials, and will pare down the associated costs.

        As owners of Forest common stock, your vote is important. Whether or not you plan to attend the annual meeting, we hope that you will vote as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card.

        On behalf of our Board of Directors, thank you for your continued interest in Forest Oil.

Sincerely,

H. Craig Clark President and Chief Executive Officer

Forest Oil Corporation
707 Seventeenth Street, Suite 3600
Denver, Colorado 80202

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 11, 2011

        We will hold the annual meeting of shareholders of Forest Oil Corporation on Wednesday, May 11, 2011, beginning at 9:00 a.m., M.D.T., at the Marriott Hotel, 1701 California Street, Denver, Colorado 80202. The items of business are:

  1.
  Election of two Class II directors;

  2.
  To conduct an advisory vote on executive compensation;

  3.
  To conduct an advisory vote on the frequency of holding future advisory votes on executive compensation;

  4.
  Ratification of the appointment of Ernst & Young LLP as Forest's independent registered public accounting firm for the year ending December 31, 2011; and

  5.
  Consideration of such other business as may be properly brought before the meeting.

        Only Forest shareholders of record at the close of business on March 14, 2011, the record date for the meeting, are entitled to vote at the meeting and any adjournments or postponements of the meeting.

        Whether or not you plan to attend the annual meeting, we urge you to vote as soon as possible. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of a proxy card or voting instruction card by mail, you may submit your proxy or voting instruction card by completing, signing, dating, and returning your proxy card or voting instruction card in the pre-addressed envelope provided. If you attend the meeting, you will have the right to revoke the proxy and vote your shares in person. For specific instructions on how to vote your shares, please refer to the section heading "GENERAL INFORMATION" in the accompanying proxy statement.

By Order of the Board of Directors,

Cyrus D. Marter IV Senior Vice President, General Counsel and Secretary

Denver, Colorado
March 28, 2011

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE FOREST OIL CORPORATION
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 11, 2011

        This notice, the accompanying proxy statement, and our 2010 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2010, are available on our website at www.forestoil.com. Additionally, and in accordance with U.S. Securities and Exchange Commission (SEC) rules, you may access these materials at the cookies-free websites indicated in the notice of the availability of proxy materials that you may receive from our transfer agent, BNY Mellon Shareowner Services, or from Broadridge Financial Solutions, Inc.

IMPORTANT VOTING INFORMATION

        Shareholders who hold Forest shares through a broker, bank or other financial institution receive proxy materials and a Voting Instruction Form—either electronically or by mail—before each shareholder meeting. Prior to last year, if you did not transmit your voting instructions before the shareholder meeting, your broker was allowed to vote on your behalf on the election of directors and other matters considered to be routine. Now, for your vote to be counted with respect to Proposals 1, 2 and 3, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the shareholder meeting.

Your Participation in Voting the Shares You Own Is Important

        Voting your shares is important to ensure that you have a say in the governance of your company. Please review the proxy materials and follow the instructions on the Voting Instruction Form to vote your shares. We hope you will exercise your rights and fully participate as a shareholder in Forest's future.

More Information Is Available

        If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a shareholder. Additionally, you may contact our Investor Relations Department at www.forestoil.com or by email at IR@forestoil.com.

i

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held Wednesday, May 11, 2011

Forest Oil Corporation
707 Seventeenth Street, Suite 3600
Denver, Colorado 80202
www.forestoil.com

 GENERAL INFORMATION

Proxy Solicitation

        Beginning on or about March 28, 2011, Forest has made available to you on the Internet or has delivered paper copies of these proxy materials to you by mail in connection with the solicitation of proxies by the Board of Directors (the "Board") of Forest Oil Corporation ("Forest" and "we" and/or "our"), a New York corporation, for Forest's annual meeting of shareholders to be held at 9:00 a.m., M.D.T., on Wednesday, May 11, 2011, at the Marriott Hotel located at 1701 California Street, Denver, Colorado 80202. The proxies also may be voted at any adjournments or postponements of the meeting. In addition to solicitation by mail, certain of our directors, officers, and employees may solicit proxies by telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities. Also, brokers, banks, and other nominees will be requested to solicit proxies or authorizations from beneficial owners. Forest will bear all costs incurred in connection with the preparation, assembly, and mailing of the proxy materials and the solicitation of proxies and will reimburse brokers, banks, and other nominees, fiduciaries, and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of Forest common stock. We have engaged Alliance Advisors to assist us in the solicitation of proxies, for which we have paid it a fee of $7,000 and will reimburse it for certain charges and expenses.

Shareholders Entitled to Vote; Record Date

        Shareholders of record at the close of business on March 14, 2011, the record date, are entitled to notice of, and to vote at, the meeting or at adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of Forest common stock held. On the record date there were 113,613,031 shares of Forest common stock issued and outstanding.

Notice of Internet Availability of Proxy Materials

        Forest is pleased to be using the U.S. Securities and Exchange Commission ("SEC") rule that allows companies to furnish their proxy materials over the Internet. As a result, Forest is mailing to the majority of its shareholders a notice about the Internet availability of the proxy materials instead of mailing a paper copy of the proxy materials. All shareholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice. See below for details. Forest is providing some of its shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a notice about the Internet availability of the proxy materials.

        The notice that you receive in the mail will come in one of two forms, depending on how you hold your shares of Forest. If your shares are held in a brokerage account, or by a trustee or other nominee, you are considered the "beneficial owner" of those shares and you will receive a four-page document titled "IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS" for the annual meeting of shareholders to be held on May 11, 2011, from Broadridge Financial Solutions, Inc. If your shares are registered directly in your name with our transfer agent, you are considered the "shareholder of record" and you will receive a two-page document from our transfer agent, BNY Mellon Shareowner Services, titled "IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS." In either case, instructions on how to access the proxy materials over the Internet and to request paper copies may be found on the notice. Our proxy materials may also be accessed on our website at www.forestoil.com.

 How to Vote Your Shares Without Attending the Annual Meeting in Person

        Whether you hold shares directly as a shareholder of record, or beneficially in "street name," you may direct how your shares are voted without attending the annual meeting. If you are a shareholder of record, you may vote by submitting a proxy; and if you hold your shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee, or nominee. There are three ways to vote by proxy and voting instruction card:

  •
  By Internet—Shareholders who received a notice about the Internet availability of the proxy materials may submit their proxy over the Internet by following the instructions on the notice. Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

  •
  By Telephone—Shareholders of record may submit proxies by telephone, by calling the number included in the materials received from BNY Mellon Shareowner Services, and following the instructions. In addition, you will need to have the control number that appears on your notice available when voting. Shareholders who are beneficial owners of their shares and who have received a voting instruction card may vote by calling the number specified on the voting instruction card provided by their broker, trustee, or nominee.

  •
  By Mail—Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing, and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

        If you provide specific voting instructions, your shares will be voted as you instruct. If you hold your shares directly and you sign the proxy card but do not provide instructions or if you do not make specific Internet or telephone voting choices, your shares will be voted "FOR" the election of all director nominees, "FOR" the approval of the compensation of the named executive officers, "FOR THREE YEARS" with respect to the frequency of shareholder advisory votes to approve the compensation of the named executive officers, and "FOR" ratification of the appointment of Ernst & Young LLP ("Ernst & Young") as our independent registered public accounting firm for the year ending December 31, 2011.

        If you sign the proxy card of your broker, trustee, or other nominee, but do not provide instructions, or if you do not make specific Internet or telephone voting choices, your shares will not be voted unless your broker, trustee, or other nominee has discretionary authority to vote. When a broker, trustee, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have authority to vote in the absence of timely instructions from the beneficial owner, this is referred to as a "broker non-vote." Brokers who are members of the NYSE have discretionary authority to vote the shares of a beneficial owner in the ratification of Ernst & Young as our independent registered public accounting firm, but such brokers are not empowered to vote for Proposals 1, 2 or 3 in the absence of specific instructions from the beneficial owner.

 How to Vote Your Shares by Attending the Annual Meeting in Person

        Shares held in your name as the shareholder of record may be voted in person at the annual meeting. Shares for which you are the beneficial owner but not the shareholder of record may be voted in person at the annual meeting only if you obtain a "legal proxy" from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you are unable to attend the meeting.

Revoking Your Proxy

        A proxy may be revoked at any time before it is voted by (1) sending written notice of revocation to our Secretary at our office address set forth above prior to the annual meeting, (2) delivering a revised proxy (by one of the methods described above) bearing a later date, or (3) voting in person by completing a ballot at the annual meeting. If you have instructed a broker, trustee, or other nominee to vote your shares, you must follow the directions received from your broker, trustee, or other nominee to change those instructions. You may change your telephone or Internet vote as often as you wish following the procedures for telephone or Internet voting, as applicable.

Quorum; Vote Required

        A majority of the outstanding shares entitled to vote at the meeting must be present or represented by proxy at the meeting in order to have a quorum. All shares that are voted "for" or "against" any matter, votes that are "withheld" for Class II nominees, abstentions, and "broker non-votes" are counted as present for the purpose of determining a quorum. If a quorum is not present at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy vote for adjournment, it is our intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting. The place and date to which the annual meeting would be adjourned would be announced at the meeting, but would in no event be more than 30 days after the date of the annual meeting.

        Under the laws of New York, our state of incorporation, "votes cast" at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to vote. Although they are considered in determining the presence of a quorum, abstentions and "broker non-votes" will not be considered "votes cast." Accordingly, they will have no effect on the outcome of the vote.

        Directors are elected by a plurality of the votes cast at the meeting (that is, the two nominees receiving the greatest number of votes cast will be elected). Votes that are "withheld" will not have an effect on the outcome of this vote. Except for the advisory vote on the frequency of the shareholder advisory vote to approve the compensation of the named executive officers (the "frequency vote"), approval of each of the other proposals, as well as any other matter that may properly come before the meeting, require the affirmative vote of a majority of the votes cast at the meeting. For the frequency vote of the shareholder advisory vote to approve executive compensation, the option receiving a plurality of votes cast will be deemed the preferred option of shareholders. Abstentions and "broker non-votes" will not be treated as votes cast and, therefore, will have no effect on the outcome of these votes.

        We intend to announce preliminary voting results at the meeting and publish final results in a periodic report on Form 8-K within four business days following the annual meeting of shareholders.

Other Matters

        The Board knows of no matter, other than those referred to in the notice of annual meeting and this proxy statement, which will be presented at the meeting. If any other matter is properly brought before the meeting or any of its adjournments or postponements, the persons named in the proxy will vote the proxy in accordance with their judgment on such matter.

Recommendations of the Board of Directors

        Our Board of Directors recommends a vote "FOR" the election of each of the Class II director nominees, "FOR" the approval, by advisory vote, of the compensation of the named executive officers, "FOR THREE YEARS" with respect to the frequency of the shareholder advisory vote to approve the compensation of the named executive officers, and "FOR" the ratification of the appointment of Ernst & Young as Forest's independent registered public accounting firm for the year ending December 31, 2011.

Delivery of Documents to Security Holders Sharing an Address; Householding

        The SEC rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address, by delivering a single proxy statement and annual report to those shareholders. This method of delivery, often referred to as "householding," is meant to reduce both the amount of duplicate information that shareholders receive and printing and mailing costs. We are not householding proxy materials for our shareholders of record in connection with the annual meeting, but we have been notified that certain intermediaries may household proxy materials. If you hold your shares of our common stock beneficially through a broker or bank that has determined to household proxy materials, only one proxy statement and 2010 Annual Report to Shareholders will be delivered to multiple shareholders sharing an address unless you notify your broker or bank to the contrary. If your household is receiving multiple copies of our proxy statement and annual report and you wish to receive only one copy of future notices or proxy materials, you should contact your bank or broker.

        We will promptly deliver to you a separate copy of the proxy statement and 2010 Annual Report to Shareholders if you so request by calling us at 303.812.1400, or by writing, in care of the Secretary, Forest Oil Corporation, 707 Seventeenth Street, Suite 3600, Denver, Colorado 80202. You may also contact your bank or broker to make a similar request.

Access to Annual Report and Governance Documents

        We refer you to our 2010 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC. Our Annual Report on Form 10-K, including our financial statements, and any amendments and any documents incorporated by reference in our Annual Report on Form 10-K, our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and each of the committee charters will be sent to you without charge upon written request. If you would like to receive any additional information, please contact us in care of the Secretary, Forest Oil Corporation, 707 Seventeenth Street, Suite 3600, Denver, Colorado 80202, or contact us by telephone at 303.812.1400. Alternatively, you may access the 2010 Annual Report to Shareholders and the foregoing governance documents on Forest's website at www.forestoil.com. The 2010 Annual Report to Shareholders is not considered a part of the proxy solicitation materials.

CORPORATE GOVERNANCE PRINCIPLES AND
INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Board Independence

        Our Corporate Governance Guidelines provide that a majority of our Board of Directors (the "Board") will consist of independent directors. The Board has determined that six of our directors are independent, including Messrs. Loren K. Carroll, Dod A. Fraser, James H. Lee, James D. Lightner, Patrick R. McDonald, and Raymond I. Wilcox. Mr. H. Craig Clark is not independent due to his status as our President and Chief Executive Officer. Only directors who have been determined to be independent serve on our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Board uses the independence standards as adopted by the New York Stock Exchange ("NYSE") and the SEC in making these determinations and, based on information provided by the members, has determined that the members of each of these committees have no material relationship with Forest (either directly or indirectly as a partner, shareholder, or officer of an organization that has a relationship with Forest) that may interfere with the exercise of their independence and meet the independence standards. The independence standards are reflected in our Corporate Governance Guidelines. In addition, the Board has elected Mr. Lightner, an independent director, to serve as our non-executive Chairman.

Board Leadership Structure and Risk Oversight

        Forest believes that its Board is best characterized as independent. As noted above, six of the Board's seven members are independent and unaffiliated, with our Chief Executive Officer being the only non-independent director. Further, although not required by our governance documents, since 2003 Forest has chosen to bifurcate the role of Chief Executive Officer and Chairman of the Board of Directors. We believe that having an independent, non-executive Chairman of the Board represents an appropriate governance practice for Forest at this time. This structure creates a separation of the day-to-day administrative and strategic planning activities of management from the Board's oversight function. This separation in turn diffuses decision-making power and fosters the need for better and more purposeful communication between management and the Board in order to achieve corporate goals that are aligned with shareholder interests.

        Our Board members have diverse backgrounds. From an educational standpoint, two of our directors have engineering backgrounds, two have geologic backgrounds, and three have economic and finance backgrounds. From a work experience standpoint, three of our directors' careers were spent primarily with independent oil and gas companies, one with finance and banking firms, one with a major oil and gas company, one with an oilfield service company, and one began his career primarily in banking and finance and has since devoted his career to consulting and investing in the domestic oil and gas industry. At the same time, all of our directors have extensive experience in the oil and gas industry. We believe that the breadth of our directors' experience, coupled with their diverse backgrounds, increases our Board's collective ability to lead Forest and to recognize and address risks to which Forest is exposed.

        As described in detail below, there are four committees of the Board of Directors: the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, and the Executive Committee. At the end of each quarter, the full Board reviews and ratifies the actions that each committee took during that quarter.

        The Board of Directors and its committees play an important risk oversight role at Forest. The entire Board reviews and determines Forest's overarching business strategy, the management of its balance sheet, and each year's annual business plan and budget. The business plan and budget includes our capital expenditures plan for the year. Forest's annual business plan is also the source for most of the targets used in Forest's annual incentive compensation plan, which the Board's Compensation Committee oversees.

        The Board also reviews all acquisition and disposition transactions entered into by Forest and its subsidiaries, and all transactions with a value of $25 million or more must be approved in advance by the Board. In addition, the Board has approved and adopted a Risk Management Policy governing Forest's commodity price, interest, and foreign exchange risk management, including the allowable scope and terms of hedging contracts entered into by Forest. Any variations to the Policy's mandates must be approved in advance by the Board. In furtherance of the Board's role under the Risk Management Policy, senior management provides quarterly updates to the Board regarding Forest's existing hedges, the projected production volumes corresponding to the time periods of the hedges, and any outstanding hedging targets that senior management has developed. Senior management will communicate with the Board more frequently than through its quarterly reports if, for example, a variation to the Policy's mandates is proposed.

        In addition, the Audit Committee of the Board is specifically charged with reviewing Forest's financial risk exposures, Forest's internal oil and gas reserve estimates, and the annual audit of those estimates done by Forest's independent reserve engineers. The Audit Committee reports to the full Board regarding its review and assessment of Forest's reserve estimating processes. Further, both Forest's independent auditors and Forest's internal audit department report to the Audit Committee.

        The administration of the Board's risk oversight role does not have any direct effect on the Board's leadership structure. However, we believe that the Board's structure, its committees, and the experience and diverse backgrounds of our directors all help to ensure the integrity of Forest's risk management and oversight.

Board Structure; Committee Composition; Meetings

        As of the date of this proxy statement, our Board has seven members and the following four standing committees: (1) Audit Committee; (2) Compensation Committee; (3) Executive Committee; and (4) Nominating and Corporate Governance Committee. The membership and function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. During 2010, the Board held five meetings. Each director attended at least 75% of the aggregate of all meetings of the Board and the standing committees on which he served during 2010. Directors are encouraged to attend the annual meeting of shareholders. All of the directors attended the 2010 annual meeting of shareholders. The following table identifies the members of the Board, the standing committees of the Board on which they serve, and the Chairman of each committee as of the date of this proxy statement.

Name of Director	Audit Committee	Compensation Committee	Executive Committee	Nominating and Corporate Governance Committee

Independent Directors:
Loren K. Carroll		X		Chair
Dod A. Fraser(1)	Chair			X
James H. Lee	X		X
James D. Lightner(2)			Chair	X
Patrick R. McDonald	X	Chair
Raymond I. Wilcox		X		X
Employee Director:
H. Craig Clark			X
Number of Meetings held in 2010	5	4	1	4

(1)
The Board has determined that Mr. Fraser is an "audit committee financial expert" as defined under the applicable SEC rules.

(2)
Mr. Lightner serves as non-executive Chairman of the Board.

        Audit Committee.    The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of Forest's financial statements, Forest's compliance with legal and regulatory requirements, the independence and qualifications of Forest's independent registered public accounting firm, and the performance of Forest's internal audit function and independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance of, and receive appropriate funding from Forest for, outside legal counsel or other advisers as the Audit Committee deems necessary to carry out its duties. As set forth in the Corporate Governance Guidelines, no member of the Audit Committee may serve on more than three audit committees of public companies, including the Audit

Committee of Forest. Among other things, the Audit Committee: appoints and determines the compensation of our independent registered public accounting firm; pre-approves audit services and non-audit services by our independent registered public accounting firm; reviews the scope of, process for, and results of the annual independent audit engagement; reviews and discusses with management and the independent registered public accounting firm our annual and quarterly financial statements; reviews with management our major financial risk exposures; reviews major changes, if any, to our accounting principles and practices; reviews our disclosure controls and procedures, internal controls and internal audit function, which reports to the Audit Committee, and reviews the significant reports prepared by our internal auditors; consults with the independent registered public accounting firm regarding internal control matters and the procedures for our financial reporting processes; approves the selection of our independent petroleum engineers; meets with management and our independent petroleum engineers to review the estimates of our oil and gas reserves; establishes and maintains procedures for the receipt, retention, and treatment of complaints concerning financial matters; prepares an annual report for inclusion in our proxy statement; and annually reviews and reassesses the Audit Committee charter. The Audit Committee consults separately and jointly with the independent registered public accounting firm, persons responsible for internal audit, and management. The Audit Committee also meets separately with our independent petroleum engineers to review our reserve estimates and the methodologies used in preparing these estimates. The report of the Audit Committee is included in this proxy statement under the caption "Report of the Audit Committee." The Audit Committee charter is available on our website at www.forestoil.com.

        Compensation Committee.    The Compensation Committee discharges the Board's responsibilities relating to compensation of Forest's executive officers and directors, establishes Forest's overall compensation philosophy, reviews and discusses with management the disclosures under the caption "Compensation Discussion and Analysis" for inclusion in the annual proxy statement, prepares an annual Compensation Committee report, and retains and approves the compensation of any consultants used for executive compensation issues. The principal functions of the Compensation Committee include: reviewing the compensation strategies and programs for the officers and other Forest employees; determining the individual elements and compensation of the President and Chief Executive Officer; reviewing and approving the corporate goals and objectives relevant to executive officer compensation; evaluating the performance of executive officers (either as a committee or with the other independent directors); determining the components and total compensation of these officers in accordance with the corporate goals and objectives; and reviewing and discussing, and making recommendations with respect to, disclosure in our proxy statement regarding the shareholder advisory votes on executive pay and the frequency of such advisory votes. The Compensation Committee also administers and determines awards under our restricted stock and stock option, bonus, and other incentive programs, and oversees our other compensation and benefit plans. The report of the Compensation Committee is included in this proxy statement under the caption "Compensation Committee Report." The Compensation Committee charter is available on our website at www.forestoil.com.

        Executive Committee.    The Executive Committee, between meetings of the Board, exercises the powers of our Board, except as prohibited by law. From time to time, the Board delegates responsibility for specific matters to the Executive Committee.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee assists the Board in fulfilling its responsibilities by taking a leadership role in shaping the governance structure of Forest. The Nominating and Corporate Governance Committee oversees Forest's corporate governance principles and recommends candidates to be nominated for election to the Board. The Nominating and Corporate Governance Committee identifies qualified candidates and makes recommendations to the Board for selection of the candidates for all directorships to be filled by the Board or by the shareholders at an annual or special meeting. The Nominating and Corporate Governance Committee will consider other candidates, provided they are presented in accordance with the requirements of Forest's Bylaws or with the procedures outlined below, under the caption "Consideration of Director Nominees—Shareholder Nominees." The Committee also reviews and assists with the structure and composition of other Board committees. The Nominating and Corporate Governance Committee is also responsible for overseeing the evaluation of the Board and the executive officers, and reviewing on an annual basis, non-employee director compensation and recommending any changes to the Board. The Nominating and Corporate Governance Committee has authority, as it deems appropriate, to retain search firms to identify director candidates and approve their compensation. The Nominating and Corporate Governance Committee charter is available on our website at www.forestoil.com.

        Non-Executive Chairman.    Mr. Lightner serves as Forest's non-executive Chairman of the Board and presides at all meetings of the Board. The Corporate Governance Guidelines provide for a non-executive independent Presiding Director in the event that the Chairman of the Board also holds the position of Chief Executive Officer.

Consideration of Director Nominees

        Director Qualifications.    Our Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended by the Nominating and Corporate Governance Committee for a position on the Board. The Corporate Governance Guidelines state that the Board considers director candidates diverse in gender, ethnic background, and professional experience. However, no formal diversity policy exists, and the ultimate goal of the Guidelines for director qualifications is to select individuals for Board service having sufficiently broad skills and characteristics that taken together will assure a strong Board with wide-ranging experience and expertise in the oil and gas business and in corporate governance. All director candidates must possess the following personal characteristics and qualifications: integrity and accountability; informed judgment; financial literacy; mature confidence; and high performance standards. In addition, the Board looks for recognized achievement and reputation, an ability to contribute to specific aspects of Forest's activities, and the willingness to commit the time and effort required, including attendance at all Board meetings and committee meetings of which he or she is a member. Please see 'PROPOSAL NO. 1—ELECTION OF DIRECTORS" below for a discussion of the specific experience, qualifications, attributes and skills of each director considered in determining whether such person should serve on our Board.

        The Corporate Governance Guidelines also contain standards with respect to the determination of director independence, and the Nominating and Corporate Governance Committee considers the independence standards as part of its process. In accordance with these standards, a director must have no material relationship with Forest, other than as a director, to be considered independent. The standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with us or our independent registered public accounting firm.

        Identifying and Evaluating Nominees for Directors.    The Nominating and Corporate Governance Committee is responsible for leading the search for individuals meeting the characteristics and qualifications to serve on the Board as set forth in the Corporate Governance Guidelines. In reviewing candidates, emphasis is given to educational backgrounds, professional experience, and expertise. The Nominating and Corporate Governance Committee will evaluate candidates for nomination to the Board, including candidates recommended by shareholders, and will conduct appropriate inquiries into the backgrounds and qualifications of possible candidates. The Nominating and Corporate Governance Committee may retain outside consultants, in its sole discretion, to assist in identifying director candidates, but it did not engage any outside consultants in connection with selecting the nominees for election at the 2011 annual meeting. The Nominating and Corporate Governance Committee is responsible for recommending to the Board director nominees to be presented for election at meetings of the shareholders or of the Board. Shareholders may recommend possible director nominees for consideration by the Nominating and Corporate Governance Committee as indicated below. Shareholders may also nominate candidates for election to the Board at the annual meeting of shareholders by following the provisions set forth in Forest's Bylaws. The Corporate Governance Guidelines include the qualifications and skills required for directors and are available on Forest's website at www.forestoil.com.

        The Nominating and Corporate Governance Committee recommended to the full Board that Messrs. Clark and Lee be nominated to stand for re-election as Class II directors.

        Shareholder Nominees.    The Nominating and Corporate Governance Committee will consider all properly submitted shareholder recommendations of candidates for election to the Board as described above. In evaluating the recommendations of shareholders for director nominees, as with all other possible director nominees, the Nominating and Corporate Governance Committee will address the director qualification criteria described above. Any shareholder recommendations for director nominees should include the candidate's name and qualifications, as well as the shareholder's name, and should be sent in writing to Forest, in care of the Secretary, Forest Oil Corporation, 707 Seventeenth Street, Suite 3600, Denver, Colorado 80202, or faxed to 303.812.1445.

        Our Bylaws permit shareholders to nominate candidates for election to the Board at an annual meeting of shareholders. In order to nominate candidates, Forest's Bylaws provide that the proposal must be submitted in writing, in advance of the next annual meeting, in accordance with the deadlines established in the Bylaws. The nomination process is described below, under the caption "SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING."

Compensation Committee Interlocks and Insider Participation

        During 2010, the Compensation Committee consisted of the following independent directors: Loren K. Carroll; Patrick R. McDonald; and Raymond I. Wilcox. No member of the Compensation Committee is now, or at any time since the beginning of 2010 has been, employed by or served as an officer of Forest or any of its subsidiaries or had any relationships requiring disclosure with Forest or any of its subsidiaries. None of Forest's executive officers are now, or at any time have been since the beginning of 2010, a member of the compensation committee or board of directors of another entity, one of whose executive officers has been a member of Forest's Board or Compensation Committee.

Executive Sessions; Non-Executive Chairman

        The Board holds executive sessions in connection with each regular meeting of the Board outside the presence of the Chief Executive Officer or any other management directors. The Chairman of the Board (or in the event that the Chairman also holds the position of Chief Executive Officer, the Presiding Director) leads the executive sessions. Our Board has elected an independent director to serve as Chairman of the Board. As described below, under the heading "PROPOSAL NO. 1—ELECTION OF DIRECTORS," James D. Lightner currently serves as Chairman of the Board.

Communications with the Board

        Shareholders and other interested parties may communicate with the Board by contacting the Chairman of the Board (or in the event that the Chairman also holds the position of Chief Executive Officer, the Presiding Director), in writing, in care of the Secretary, Forest Oil Corporation, 707 Seventeenth Street, Suite 3600, Denver, Colorado 80202. The Secretary will forward all correspondence to the Chairman, except junk mail, surveys, job inquiries, solicitations, patently offensive material, and otherwise inappropriate material. If any shareholder or third party has a complaint or concern regarding accounting, internal accounting controls, or auditing matters at Forest, they should send their complaint in writing to the Chairman of the Audit Committee in care of the Secretary at the address noted above.

Corporate Governance Guidelines and Code of Business Conduct

        Forest is committed to adhering to sound corporate governance principles. Forest has adopted codes of ethics and conduct for the directors and for the officers and employees, known as the Code of Business Conduct and Ethics for Members of the Board and the Proper Business Practices Policy, respectively. Forest also has adopted Corporate Governance Guidelines, which, in conjunction with the Certificate of Incorporation, Bylaws, and Board committee charters, form the governance framework for Forest. The Corporate Governance Guidelines are reviewed annually by the Nominating and Corporate Governance Committee. Each of the codes of ethics and conduct, the Corporate Governance Guidelines, and the Audit, Compensation and Nominating and Corporate Governance Committee charters, is available on Forest's website at www.forestoil.com, and copies may be obtained free of charge by contacting the Secretary of Forest. We also post on our website amendments to these policies and promptly disclose any waivers from these policies for our principal executive, financial, and accounting officers.

Director Indemnification and Insurance

        Forest's Restated Certificate of Incorporation limits the personal liability of our directors to the fullest extent permitted by the New York Business Corporation Law, as currently formulated or as it might be revised in the future. The Restated Certificate of Incorporation provides that a director will not be liable for damages for any breach of duty unless it is finally established that (a) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (b) the director personally gained a financial profit or other advantages to which he was not legally entitled, or (c) the director's acts violated Section 719 of the Business Corporation Law, which provides that directors who vote for, or concur in, certain types of corporate action proscribed by the Business Corporation Law will be jointly and severally liable for any injury resulting from such action.

        Forest carries Directors and Officers Liability coverage designed to insure the directors and officers of Forest and its subsidiaries against certain liabilities incurred by them in the performance of their duties. The coverage is also designed to provide reimbursement in certain cases to Forest and its subsidiaries for sums paid by them to directors and officers as indemnification for similar liability. This coverage was originally purchased by Forest on May 24, 1978, and was most recently renewed on August 7, 2010, for a period of one year. The current program is led by the Arch Insurance Company. We paid aggregate premiums of $890,617 for this insurance during 2010. Forest has not suffered a loss and no payments have been made to Forest or its subsidiaries or to any of their directors or officers under these policies.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Forest's Bylaws provide that the members of the Board shall be divided into three classes, Class I, Class II, and Class III, whose terms of office expire at different times in annual succession. Our Bylaws allow the Board to establish the number of directors from time to time by resolution passed by a majority of the whole Board, provided that the number of directors shall not be less than six or more than 15. Currently, our Board has seven members.

        Generally, each class of directors is elected for a term expiring at the annual meeting of shareholders to be held three years after the date of their election. The Class II directors were elected at the 2008 annual meeting of shareholders. The terms of the Class II directors will expire at the 2011 annual meeting of shareholders. Based on recommendations from the Nominating and Corporate Governance Committee, the Board has nominated two individuals—Messrs. Clark and Lee—for re-election as Class II directors. The Class II director nominees will be elected for a three year term, to hold such office until our 2014 annual meeting of shareholders and until their successor is elected and qualified or until their earlier resignation or removal. Information regarding the business experience of each of the nominees is provided below.

        The Nominating and Corporate Governance Committee and the Board of Directors have evaluated the specific experience, qualifications, attributes, and skills of each nominee and director to determine that such person should serve as a director of Forest at this time. In doing so, the Nominating and Corporate Governance Committee and the Board focused primarily on the credentials described in the biographical information set forth below for each nominee or director. Particular consideration was given to the many years of experience in the oil and gas exploration and production industry or related industries of each nominee and director. The Nominating and Corporate Governance Committee and the Board believe that such experience is vital in order to quickly identify, understand, and address new trends, challenges, and opportunities for Forest.

        The Nominating and Corporate Governance Committee and the Board also identified the knowledge and understanding of corporate governance issues developed by Messrs. Carroll, Fraser, Lee, Lightner, McDonald, and Wilcox from years of service on corporate boards. In addition, with regard to Messrs. Carroll, Fraser, Lee, and McDonald, the Nominating and Corporate Governance Committee and the Board considered their extensive knowledge of corporate finance and accounting. For Mr. Carroll, the Nominating and Corporate Governance Committee and the Board considered the knowledge he brings with respect to the oilfield services industry, including insight into that industry's trends, service and equipment availability, and costs. For Mr. Fraser, consideration was given to his experience in public, private debt and equity markets and bank markets as well as his experience in mergers and acquisitions, and the valuable resource this experience provides the Board in its risk oversight function. Regarding Mr. Lee, consideration was given to his education and work experience in finance as well as his twenty-five years of experience consulting and investing in the domestic oil and gas industry including exploration and producing property acquisitions and divestitures. For Mr. Lightner, the Nominating and Corporate Governance Committee and the Board identified his geologic training and his many years of experience in forming, operating, and managing both private and public oil and gas companies. The Nominating and Corporate Governance Committee and the Board also identified Mr. McDonald's geologic training and his extensive knowledge and experience with exploration and production companies with operations focused mainly in the U.S. and Canada, Forest's primary operating areas. For Mr. Wilcox, consideration was given to his engineering training and his years of experience managing major integrated exploration and production companies, both domestic and overseas. Mr. Clark's engineering training and his experience in and understanding of virtually every functional area of oilfield operations, including engineering, exploration, production, and marketing, also were considered by the Nominating and Corporate Governance Committee and the Board, as was the in-depth knowledge of Forest's business he has developed during his years of service as our Chief Executive Officer and previously as our Chief Operating Officer.

        Each nominee has indicated that he will be available to serve as a director. In the event any nominee should become unavailable to serve as a director, any shares represented by a proxy will be voted for the remaining nominee and for any substitute nominee designated by the Board.

        The proxy holders, who have been so designated by the Board, will vote "FOR" the election of each of the two Class II nominees unless otherwise instructed in the proxy.

        Information concerning the director nominees and each of our other directors who will hold office following the annual meeting, is set forth below:

Class II Nominees—Terms Expiring at the Annual Meeting of Shareholders in 2014

        H. Craig Clark, age 54, has served as our President and Chief Executive Officer and as a director of Forest since July 2003. Mr. Clark joined Forest in September 2001 and served as President and Chief Operating Officer through July 2003. Mr. Clark was employed by Apache Corporation, an oil and gas exploration and production company, from 1989 to 2001, where he served in various management positions including Executive Vice President—U.S. Operations and Chairman and Chief Executive Officer of

Pro Energy, an affiliate of Apache. Mr. Clark is a member of our Executive Committee. Mr. Clark graduated from Texas A&M University with a bachelor of science degree in engineering.

        James H. Lee, age 62, has been a director since 1991. Mr. Lee has served as the Managing General Partner of Lee, Hite & Wisda Ltd., an oil and gas consulting and exploration firm, since 1984. Mr. Lee has been a director of Frontier Oil Corporation, a crude oil refining and wholesale marketing company, since 2000. He is a member of our Audit Committee and our Executive Committee. Mr. Lee graduated from Stanford University with a bachelor of arts degree in economics and from The Harvard Graduate School of Business Administration with an MBA.

Vote Required

        A plurality of the votes cast is required to elect the Class II nominees as directors.

        THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE CLASS II NOMINEES SET FORTH ABOVE.

CONTINUING MEMBERS OF THE BOARD:

Class III Directors—Terms Expiring at the Annual Meeting of Shareholders in 2012

        Dod A. Fraser, age 60, has been a director since 2000. Mr. Fraser has been President of Sackett Partners Incorporated, a consulting company, and a member of corporate boards, since 2000. Previously, Mr. Fraser was an investment banker, a General Partner of Lazard Freres & Co. and, most recently, Managing Director and Group Executive of Chase Manhattan Bank, now JP Morgan Chase, where he led the global oil and gas group. Mr. Fraser is a board member of Subsea 7 S.A., a sub-sea engineering and contracting company. Mr. Fraser previously served as a board member of Smith International, Inc., an oilfield service company, and Terra Industries, Inc., a nitrogen-based fertilizer company. Mr. Fraser serves as Chairman of our Audit Committee and is a member of our Nominating and Corporate Governance Committee. Mr. Fraser graduated from Princeton University with a bachelor of arts degree.

        James D. Lightner, age 58, has been a director since 2004 and has served as our non-executive Chairman of the Board since May 2008. Mr. Lightner has been the Chief Executive Officer of Beacon E&P Company, an oil and gas exploration company, since its inception in 2009. Mr. Lightner was a Partner and Chief Executive Officer of Orion Energy Partners, an oil and gas exploration and production company, from its inception in August 2004 until its winding down in 2009. From 1999 to 2004, Mr. Lightner served in various capacities with Tom Brown, Inc., an oil and gas exploration and production company, including director, Chairman, Chief Executive Officer and President, until its sale to EnCana Oil & Gas (USA) Inc. in 2004. Prior to 1999, he served as Vice President and General Manager of EOG Resources, Inc., a publicly traded oil and gas exploration and production company. Mr. Lightner had been a director since November 2004 of W-H Energy Services Inc., an oil field services company, until its sale in July 2008. Mr. Lightner serves as Chairman of our Executive Committee and as a member of our Nominating and Corporate Governance Committee. Mr. Lightner received a bachelor of science degree in geology from Southern Illinois University, and a master of science degree in geology from the Australian National University.

Class I Directors—Terms Expiring at the Annual Meeting of Shareholders in 2013

        Loren K. Carroll, age 67, has been a director since 2006. Mr. Carroll served as President and Chief Executive Officer of M-I SWACO, a supplier of drilling and completion fluids and waste management products and services owned 60% by Smith International, Inc., and as Executive Vice President of Smith International, Inc., a supplier of products and services to the oil and gas, petrochemical, and other industrial markets from March 1994 until his retirement in April 2006. He initially joined Smith International in December 1984, and was serving as Executive Vice President and Chief Financial Officer

when he left in 1989 and returned in October 1992. Mr. Carroll is a director of CGG-Veritas, a geophysical services and equipment company, and KBR, Inc., an engineering and construction company. Mr. Carroll previously served as a director of Smith International, Inc. and Fleetwood Enterprises, Inc., a producer of recreational vehicles and manufactured homes. Mr. Carroll is a member of our Compensation Committee and is Chairman of the Nominating and Corporate Governance Committee. Mr. Carroll graduated from California State University at Long Beach with a bachelor of science degree in accounting.

        Patrick R. McDonald, age 53, has been a director since 2004. Mr. McDonald has served as Chief Executive Officer, President and Director of Nytis Exploration Company, an oil and gas exploration company, since April 2003. From 1998 to 2003, Mr. McDonald served as President, Chief Executive Officer, and Director of Carbon Energy Corporation, an oil and gas exploration and production company. From 1987 to 1997, Mr. McDonald served as Chief Executive Officer, President and Director of Interenergy Corporation, a natural gas gathering, processing, and marketing company. Prior to that he worked as an exploration geologist with Texaco, Inc. where he was responsible for oil and gas exploration efforts in the Middle and Far East. Mr. McDonald is a member of our Audit Committee and serves as Chairman of the Compensation Committee. He is a Certified Petroleum Geologist and is a member of the American Association of Petroleum Geologists. Mr. McDonald received a bachelor of science degree in geology and economics from Ohio Wesleyan University and an MBA in finance from New York University.

        Raymond. I. Wilcox, age 65, has been a director since 2009. Mr. Wilcox served as President and Chief Executive Officer of Chevron Phillips Chemical Company LLC, producers of olefins and polyolefins, aromatics, alpha olefins, styrenics and specialty chemicals, from April 2006 until his retirement in March 2008. From 2002 until 2006, Mr. Wilcox served as Vice President of Chevron Corporation, a worldwide integrated energy company, and President of Chevron North America Exploration and Production Company, an oil and gas exploration and production company. Mr. Wilcox joined Chevron in 1968 and his career covered responsibilities in the upstream, midstream and chemical segments, and included activities in North America, Indonesia, Australia, Kazakhstan, the Far East, the Middle East and Africa. Mr. Wilcox previously served as a director of Dynegy, Inc. from June 2003 until March 2006. Mr. Wilcox is a member of our Nominating and Corporate Governance Committee and our Compensation Committee. He graduated from the University of Michigan with a bachelor of science degree in mechanical engineering.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        For the fiscal year ending December 31, 2010, our "named executive officers" were:

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  H. Craig Clark—President and Chief Executive Officer

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  Michael N. Kennedy—Executive Vice President and Chief Financial Officer

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  J.C. Ridens—Executive Vice President and Chief Operating Officer

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  Cyrus D. Marter IV—Senior Vice President, General Counsel and Secretary

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  Leonard C. Gurule—Senior Vice President, Western Region

  What are the objectives of Forest's compensation program?

        Forest's compensation program is administered by the Compensation Committee. The objectives of Forest's compensation program are to keep compensation consistent with Forest's strategic business and financial objectives and competitive within the oil and gas industry and to enable Forest to attract, motivate, and retain executive personnel as the Compensation Committee deems necessary to maximize return to shareholders.

  What is the compensation program designed to reward?

        Ultimately, Forest's compensation program is designed to encourage behavior and performance among Forest's key employees, including our named executive officers, that the Compensation Committee believes are in the best interest of Forest's shareholders. During 2010, the incentive portion of the compensation program was designed to reward positive annual performance with respect to (i) production, (ii) rate-of-return on capital investments, (iii) business unit or corporate department performance objectives, (iv) cash cost per unit of production, and (v) total shareholder return relative to a peer group of competitor companies.

        The compensation program is also structured so as to provide each executive officer and key employee with a competitive income, to incentivize outstanding individual performance, to create meaningful incentive for this group of employees to remain at Forest and not be unreasonably susceptible to recruiting efforts by competitors of Forest, and to align the interests of this group of employees with those of Forest's shareholders. Forest has been forced to address efforts by competitors trying to persuade its employees to leave Forest in favor of positions elsewhere, and in fact Forest's former chief financial officer left Forest in December 2009 to work in the private equity arena of the oil and gas industry. Forest's compensation program and the magnitude of its specific components reflect the competitive nature of the oil and gas industry. Further, although the principles described above apply to all key employees and the design of the compensation program, the Compensation Committee also intends that outstanding individual performance by executive officers and key employees be rewarded.

  What is each element of compensation?

        Forest's compensation program, in which all employees participate, currently consists of three primary components: an annual base salary, an annual incentive bonus, and periodic grants of longer-term stock options, restricted stock, phantom stock units, or performance units. Further, all U.S. employees participate in Forest's Retirement Savings Plan, or 401(k) Plan, and Forest also allows its executive officers to participate in an executive deferred compensation plan; both plans contain employer-matching provisions. All employees may also participate in the Forest Oil Corporation 1999 Employee Stock Purchase Plan, or the employee stock purchase plan, wherein Forest common stock may be purchased at a discount within limits established by the Internal Revenue Code of 1986, as amended, or the Code. Forest's executive officers participate in other benefit plans that are provided to all employees, and the officers are also reimbursed for the costs associated with tax-preparation and an annual extensive physical examination. Forest does not have employment agreements with its executive officers, but it does have severance agreements with them that provide for benefits in the event of certain defined involuntary terminations.

        The amount of base salary and annual incentive bonus awarded for our named executive officers for 2010 is stated in the Summary Compensation table on page 28. The restricted stock awards and performance units awarded to the named executive officers in 2010 are shown in the 2010 Grants of Plan-Based Awards table on page 29. Information for each of the named executive officers regarding Forest's employer contribution to the 401(k) Plan and executive deferred compensation plans are described in the Summary Compensation table, and in the Nonqualified Deferred Compensation table on page 32. The remaining limited perquisites provided to the named executive officers are described in the Summary Compensation table and the footnotes thereto.

  Why does Forest choose to pay each element?

        The purpose of base salary is to create cash compensation for executive officers that is competitive in the industry and will enable Forest to attract, motivate, and retain capable executives. Forest chooses to pay annual incentive bonuses to ensure focus on and reward the achievement of key objectives during the applicable calendar year, because it believes that the satisfaction of the goals of its annual incentive plan, which satisfaction triggers the right to and determines the amount of the bonuses, furthers the interests of Forest's shareholders. The purpose of Forest's long-term incentives (i.e., performance units, restricted stock, phantom stock units, and stock options) is to reward individual performance, align the executive officers' compensation with their contribution to the success of Forest in creating shareholder value, tie their long-term economic interest directly to those of Forest's shareholders, and provide a retentive effect on the executive officers. Performance units (assuming the successful achievement of the performance criteria), restricted stock, and stock options also allow executive officers to have equity ownership in Forest, in addition to their direct purchases of Forest stock under the Forest employee stock purchase plan, and to share in the appreciation in value of Forest's stock over time. The annual incentive bonus and restricted stock, phantom stock unit, and option programs cover all employees.

        Forest's 401(k) Plan is designed to encourage all employees, including the participating named executive officers, to save for the future. Because of their higher compensation levels, our named executive officers are generally prevented from receiving what would otherwise be their full employer-match under the 401(k) Plan. Once the maximum Forest match allowable under the 401(k) Plan has been made, the remainder of the match is contributed on behalf of the officer to the executive deferred compensation plan (if the executive elected to participate in the latter plan). Forest also reimburses the named executive officers for tax-preparation and estate or financial planning expenses and the cost of an annual extensive physical examination. Such benefits are common for executive officers in our industry. They increase the competitiveness of the total compensation package, save the executive officer's time spent on the important but time-consuming activities associated with tax preparation and estate or financial planning, and aid in retaining these key individuals.

        Finally, the equity compensation award agreements may contain a "single trigger" for accelerated vesting of equity awards, which means vesting accelerates upon a change-of-control irrespective of whether the officer is terminated. Forest also has certain change-of-control severance agreements that provide for post-termination payments following a qualifying termination in connection with a change-of-control event, or what is commonly referred to as a "double trigger". Forest believes that these provisions create important retention tools for Forest, as providing for accelerated vesting of equity awards upon a change-of-control enables employees to realize value from these awards in the event that Forest undergoes a change-of-control transaction, while post-termination payments allow employees to walk away with value in the event of certain terminations of employment that were beyond their control. In addition, Forest believes that it is important to provide the named executive officers with a sense of stability, both in the middle of transactions that may create uncertainty regarding their future employment and post-termination as they seek future employment. Whether or not a change-of-control results in a termination of its officers' employment with Forest or a successor entity, Forest wants to provide its officers with certain guarantees regarding the importance of the equity incentive compensation awards they were granted prior to that change-of-control. Forest believes that change-of-control protection allows management to focus their attention and energy on the business transaction at hand without any distractions regarding the effects of a change-of-control. Likewise, post-termination payments allow management to focus their attention and energy on making the best objective business decisions that are in the interest of the company without allowing personal considerations to cloud the decision-making process. Further, Forest believes that such protections maximize shareholder value by encouraging the named executive officers to review objectively any proposed transaction in determining whether such proposed transaction is in the best interest of Forest's shareholders, whether or not the executive will continue to be employed. Executive officers at other companies in Forest's industry and the general market against which Forest competes for executive talent commonly have equity compensation plans that provide for accelerated vesting upon a change-of-control event of that company and post-termination payments, and Forest has consistently provided this benefit to the named executive officers in order to remain competitive in attracting and retaining skilled professionals in our industry. This goal is further served through the severance agreements that Forest enters into with key non-officer employees and through Forest's general severance plan, which applies to all other employees.

  How does Forest determine the amount (and, where applicable, the formula) for each element?

        Base Salary.    The Compensation Committee has historically reviewed the base salaries of Forest's executive officers on roughly an annual basis. However, in August 2009, the Compensation Committee determined to freeze executive salaries in light of the continued downturn in the U.S. economy and in the oil and gas industry in particular. (The freeze did not apply to Forest employees who were not executive officers.) That freeze remained in place until August 2010. At its regular meeting in August 2010, in connection with the end of the salary freeze, the Compensation Committee reviewed and determined to increase the base salary of each of the named executive officers.

        When considering the adjustments to the base salaries of executive officers, the Compensation Committee reviewed and discussed data on salaries in the oil and gas industry for 2010, with specific focus on salaries among Forest's peer group of companies (described below). The Compensation Committee engaged Hewitt Associates in 2010 to review and provide advice regarding the compensation of Forest's executive officers. During 2010, Forest did not use Hewitt Associates for any services other than with respect to the items described in this paragraph. In 2010, Hewitt was asked to assist the Compensation Committee in designing and implementing new performance unit awards for Forest officers, which are described below. In October 2010, Hewitt entered into certain transactions with a third party that resulted in the professionals at Hewitt that had previously assisted the Compensation Committee to become employed at a new entity, Meridian Compensation Partners, LLC, or Meridian. During the last three months of 2010, the Compensation Committee utilized the consulting professionals at Meridian when seeking advice regarding executive compensation, but the Compensation Committee did not use Meridian for any other services.

        In analyzing the base salaries of Forest's executive officers, the Compensation Committee used industry surveys provided by Hewitt Associates and Towers Perrin, along with data gathered by Forest's Vice President, Human Resources, including data regarding Forest's peer companies. With respect to the available data, the Compensation Committee generally tried to set the base salary of Forest's executive officers at or near the 50th percentile of salaries of comparable executive officers at Forest's peer group of companies. Assuming the accuracy of Forest's compensation data and industry surveys, Mr. Clark's base salary, after the increase to his base salary in August 2010, was approximately at the 50th percentile of base salaries for chief executive officers; the base salary of Mr. Kennedy was approximately at the 40th percentile of base salaries for chief financial officers following the increase in August 2010; the base salary of

Mr. Ridens was approximately at the 50th percentile of base salaries for chief operating officers following the increase in August 2010; the base salary of Mr. Marter was approximately at the 60th percentile of base salaries for chief legal officers following the increase in August 2010; and the base salary of Mr. Gurule was approximately at the 50th percentile of base salaries for vice presidents of business units following the increase in August 2010.

        The Compensation Committee also reviewed with Mr. Clark and Forest's Vice President, Human Resources, the responsibilities and performance of each of the executives for whom salary increases in 2010 were considered. In addition, the Compensation Committee reviewed with the other members of Forest's Board Mr. Clark's performance. The salary increases approved in 2010 were based on the Compensation Committee's decision that the executive officers' individual performances, corporate performance, industry inflation, and the competitive aspects of the oil and gas industry justified the increases. With respect to Mr. Clark's 2010 salary increase, the Compensation Committee considered his individual performance, the improvement in Forest's asset base, its lower cost structure, its health, safety, and environmental record, the overall performance of Forest, and the need to maintain Mr. Clark's salary at a competitive level. With respect to Mr. Kennedy's 2010 salary increase, the Compensation Committee considered his individual performance, his leadership role over, and the strong performance of, the finance, accounting, treasury, corporate planning, and investor relations groups and the need to maintain his salary at a competitive level. With respect to Mr. Ridens' 2010 salary increase, the Compensation Committee considered his individual performance, the performance of Forest's operations, its health, safety, and environmental record, its success with respect to horizontal drilling and unconventional reservoirs, and the need to maintain his salary at a competitive level. With respect to Mr. Marter's 2010 salary increase, the Compensation Committee considered his individual performance, his efforts with respect to Forest's high-yield debt and equity offerings in 2009, Forest and Canadian Forest Oil Ltd.'s successful divestitures in both 2009 and 2010, and his oversight of Forest's various legal issues. With respect to Mr. Gurule's 2010 salary increase, the Compensation Committee considered his individual performance, his leadership of Forest's largest business unit, Forest's success in the Granite Wash play in the Texas Panhandle, and the need to maintain his salary at a competitive level.

        In addition, in executive session at each of its regular meetings during 2010, the full Board of Forest reviewed and discussed the performance of Forest's entire senior management team.

        Annual Incentive Bonus.    The annual incentive bonuses for fiscal 2010 were awarded under the terms of Forest's Annual Incentive Plan for 2010, or the 2010 AIP, which was adopted by the Compensation Committee. The 2010 AIP was filed with the SEC on February 24, 2010. (Forest also filed a report on Form 8-K on July 2, 2010 announcing that the Compensation Committee had approved an amendment to the 2010 AIP increasing the size of the plan's peer company group.) In general terms, the 2010 AIP was designed to meet the following objectives:

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  provide an annual incentive plan framework that was performance-driven and focused on objectives that were critical to Forest's success in 2010;

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  offer competitive cash compensation opportunities to all employees; and

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  incentivize and reward outstanding achievement.

        The 2010 AIP provided for annual incentive awards determined primarily on the basis of Forest's results under specified performance measures. The framework of the 2010 AIP was similar to annual incentive plans utilized by Forest in the past. Each year, the Compensation Committee establishes the threshold, target, and outstanding (or maximum) performance levels for each performance measure and its appropriate weighing. These performance measures and their weighting are reviewed annually in light of changing Forest priorities and strategic objectives. The awards under the 2010 AIP were based upon the success of the business units and corporate staff of Forest in achieving the objectives established by the Compensation Committee and included in the plan. These goals, stated in terms of the specific performance measures, were derived in part from Forest's 2010 business plan. The Compensation

Committee also maintains discretion to adjust awards up or down to account for corporate achievements and results during the year that are not captured in the performance measures.

        For 2010, performance measures were established for (i) production, (ii) rate-of-return on capital investments, (iii) business unit or corporate department performance objectives, (iv) cash cost per unit of production (Mcfe), and (v) total shareholder return. With the exception of rate-of-return on capital investments and total shareholder return, which were determined on a company-wide basis, the performance measures for each executive officer were tied to that officer's business unit. If the officer worked in the corporate group, the performance measures were tied to Forest as a whole, with the exception of the corporate department performance objectives, which were tied to that officer's department.

        Cash cost per Mcfe was defined as the sum of direct operating expense and expensed workovers, but excluding ad valorem taxes, transportation expense, allocated general and administrative, or G&A, expense for the applicable business unit, and total company-wide expensed G&A costs, divided by the business unit's total net production for the year. Production was defined under the 2010 AIP as total net production, excluding royalty and other burdens; provided that adjustments were made for increased capital spending, acquisitions, and divestitures. Rate-of-return on capital investments was defined as the pre-tax rate of return on all capital spent during the year, including drilling projects, acquisitions, recompletions, leaseholds, seismic, and capitalized G&A costs, while taking into account all revisions to estimated proved reserves made during the year. More specifically, rate of return on capital projects is estimated by using actual oil and gas production volumes, lease operating costs, future capital expenses, and oil and gas prices to date, in conjunction with forecasts of each of those components for the remaining life of the project. The business unit and department performance objectives were individual objectives, designed specifically for each business unit and corporate department, that the Compensation Committee and Mr. Clark determined would advance Forest's interests in a meaningful fashion during 2010 and were reasonably measurable; the objectives included, e.g., completing technical field studies, lowering finding and development costs, creating value from non-producing assets such as midstream infrastructure, and completing defined divestiture efforts.

        Total shareholder return was defined as the percentage increase in the trading price of Forest common stock that occurred from the last trading day in December 2009 to the last trading day in December 2010, with the measure judged in relation to a peer group of companies. The Compensation Committee is responsible for selecting Forest's peer group of companies. The Compensation Committee tries to select non-integrated, oil and gas production companies that closely resemble Forest in terms of market capitalization, revenues, geographic focus, employee count, and operational challenges. The Compensation Committee determined that the size of the peer companies selected for the 2010 AIP should increase from the nine peer companies selected for the 2009 AIP, by adding SandRidge Energy Inc., Comstock Resources Inc., and Quicksilver Resources Inc. This change was designed to match the peer group used for the AIP with the peer group used for the new performance unit awards, described below, that were implemented in May 2010. The peer group of companies that the Compensation Committee chose to consider during 2010 consists of the following:

        1.     Newfield Exploration Company

  2.
  Pioneer Natural Resources Company

  3.
  SM Energy Company (formerly named St. Mary Land & Exploration Company)

  4.
  EXCO Resources, Inc.

  5.
  Plains Exploration & Production Company

  6.
  Petrohawk Energy Corporation

  7.
  Cimarex Energy Co.

  8.
  Range Resources Corporation

  9.
  Cabot Oil & Gas Company

  10.
  SandRidge Energy Inc.

  11.
  Comstock Resources, Inc.

  12.
  Quicksilver Resources Inc.

        Each participant in the 2010 AIP has a target bonus expressed as a percentage of his or her base salary. The Compensation Committee determined not to change the target bonus percentage for each named executive officer from what the percentage had been in 2009. For the named executive officers, the aggregate target percentages of salary were as follows:

Executive	Aggregate target bonus as % of salary
H. Craig Clark	100%
Michael Kennedy	75%
J.C. Ridens	75%
Cyrus Marter	60%
Leonard Gurule	60%

        The total expected pool under the 2010 AIP is equal to the sum of the target bonuses for each of the participants in the plan. However, as described below, the final size of the pool could be lower or higher than the expected amount and is dependent on the extent to which Forest and its business units satisfied the 2010 performance measures.

        With respect to each of the five performance measures under the 2010 AIP, the Compensation Committee determined a "threshold," "target," and "outstanding" (or maximum) performance level. The "threshold" level is equal to 25% of the target level and is the level at which payout under the 2010 AIP begins for the applicable performance measure. If the actual performance level for a measure is below the threshold level, no payout will occur with respect to that measure. The "target" level is that at which 100% of the expected payout for the applicable performance measure will occur. Where applicable, the target levels for the 2010 AIP performance measures correlated with production and cost projections contained in Forest's 2010 business plan. The "outstanding" level is that at which 200% of the expected payout for the applicable performance measure will occur. The maximum total bonus pool achievable under the 2010 AIP is limited to 200% of target.

        Actual performance that falls somewhere between the threshold and target levels or between the target and outstanding levels is rewarded in direct proportion to where it falls relative to the three performance level benchmarks. For example, actual performance that is higher than the target level, and reaches 20% of the difference between the target level and the outstanding level, would dictate a payout equal to 120% of the expected payout for the applicable performance measure. Actual performance that is above the threshold level, and reaches 10% of the difference between the threshold level and the target level, would dictate a payout equal to 32.5% of the expected payout for the applicable performance measure, since the threshold level represents 25% of the target level.

        The table below contains the specific performance levels for the cash costs, production, and rate-of-return on capital investment, or ROR, performance measures.

Business Unit/Department	Threshold	Target	Outstanding

Forest (and corporate departments)*	Cash Cost—$0.719/Mcfe Production—155.75 Bcfe ROR—10%	Cash Cost—$0.685/Mcfe Production—163.95 Bcfe ROR—12%	Cash Cost—$0.616/Mcfe Production—180.34 Bcfe ROR—15%

Canada	Cash Cost—$0.949/Mcfe Production—31.49 Bcfe	Cash Cost—$0.904/Mcfe Production—33.15 Bcfe	Cash Cost—$0.814/Mcfe Production—36.46 Bcfe

Eastern	Cash Cost—$0.652/Mcfe Production—49.80 Bcfe	Cash Cost—$0.621/Mcfe Production—52.42 Bcfe	Cash Cost—$0.559/Mcfe Production—57.66 Bcfe

Western	Cash Cost—$0.534/Mcfe Production—34.28 Bcfe	Cash Cost—$0.509/Mcfe Production—36.09 Bcfe	Cash Cost—$0.458/Mcfe Production—39.70 Bcfe

Southern	Cash Cost—$0.80/Mcfe Production—40.17 Bcfe	Cash Cost—$0.743/Mcfe Production—42.28 Bcfe	Cash Cost—$0.669/Mcfe Production—46.51 Bcfe

*
Cash Cost, Production, and ROR for Forest as a whole and the corporate departments reflect the cumulative performance of the Canada, Eastern, Western, and Southern business units as well as the International and New Ventures business units.

        With respect to total shareholder return, (i) the "threshold" was reached if Forest's share performance was tenth best (out of thirteen—the twelve peer companies plus Forest) and resulted in deemed 50% completion of target, (ii) a seventh place finish by Forest was deemed "target" and resulted in 100% completion of target, (iii) a fourth place finish resulted in 150% completion of target, and (iv) a first place finish was deemed "outstanding" and resulted in 200% completion of target. With respect to the business unit and corporate department objectives, an achievement percentage ranging from zero to 200% will be assigned to each business unit or corporate department based on an assessment by Mr. Clark, with input from relevant senior executives, of the accomplishment of its objectives.

        Each participant's target bonus was to be paid if all of the 2010 performance measures reached the target level and the individual's contribution merited a bonus. Each performance measure represented a percentage of the total target bonus. In 2010, the weightings for each participant, as set by the Compensation Committee, were as follows: (i) 15% for cash cost, (ii) 25% for production, (iii) 20% for rate-of-return on capital investments, (iv) 20% for business unit or corporate department performance objectives, and (v) 20% for total shareholder return. The specific payout for each performance measure is dictated by where the actual performance level for the measure falls in relation to the threshold, target, and outstanding benchmark levels. An individual's performance is considered in the context of the extent to which his or her performance during 2010 contributed to the overall success of Forest or, if applicable, to the success of his or her business unit or corporate department. If in the opinion of the Compensation Committee and Mr. Clark (with respect to executive officers other than himself), the individual makes a disproportionately positive contribution, his or her bonus would be adjusted upward; conversely, if the individual does not contribute appropriately, his or her bonus would be adjusted downward.

        At its regular meeting in February 2011 and in subsequent communications with Mr. Clark, the Compensation Committee reviewed the performance of Forest and its business units under the 2010 AIP.

The Committee also reviewed with Mr. Clark other accomplishments during 2010. With respect to the first four performance measures, the results under the 2010 AIP were as follows:

Business Unit/Department	Cash Cost per Mcfe (% of Target)	Production (% of Target)	Rate of Return on Capital Investments (% of target)	Business Unit or Department Objectives (% of Target)

Forest	185	106	200	Not applicable

All corporate departments	185	106	200	Range
(a) Treasury				117
(b) Corporate Planning and Investor Relations				110
(c) Accounting				116
(d) Legal				105

Canada (CFOL)	142	0	0	70

Eastern	115	0	0	62

Western	200	200	200	118

Southern	124	36	100	72

        With respect to the total shareholder return performance measure, the result was that Forest placed third among the thirteen total companies, resulting in a 167% of target completion for this measure.

        The Committee reviewed with Mr. Clark, during its February 2011 regular meeting and in subsequent communications, the 2010 individual performance of each executive officer. With respect to Mr. Kennedy, the Compensation Committee considered his key role in Forest's finance efforts, his involvement in Forest's hedging program, his coordination of Forest's Credit Facilities, and his significant role in the design and implementation of efforts to position Forest's subsidiary, Lone Pine Resources Inc. ("Lone Pine"), for an initial public offering and spin-off. With respect to Mr. Ridens, the Compensation Committee considered the performance of the various business units, the development of new plays, Forest's capital spending discipline, its health, safety, and environmental record, and the success of Forest's horizontal drilling initiatives. With respect to Mr. Gurule, the Compensation Committee considered the excellent performance and growth of the Western business unit during 2010, Mr. Gurule's leadership role in that business unit, and the success of the horizontal drilling program in the Granite Wash play in the Texas Panhandle. With respect to Mr. Marter, the Compensation Committee considered his coordination of Forest's various legal matters, his role in the negotiation of transactions during 2010, and his significant role in efforts to position Lone Pine for its initial public offering and spin-off.

        In general, the Compensation Committee attributed to the leadership of Forest's executive officers positive corporate performance, including success in its horizontal drilling program, particularly in the Granite Wash play in the Texas Panhandle, organic production and reserve growth while not materially increasing debt, attractive finding and development cost, and the creation of new resource play opportunities while maintaining capital spending and cost discipline. The Compensation Committee also generally considered the need to provide competitive incentive opportunities for all of Forest's executive officers.

        Looking at Forest's performance as a whole, the calculated payout under the 2010 AIP was equal to 147.7% of the total target payout. Based on the performance of Forest, its business units, and the individual executive officers, the Compensation Committee approved cash bonus awards under the 2010 AIP in the aggregate amount of $3.66 million for all of the executive officers, as a group, including Mr. Clark. The Compensation Committee and the full Board (excluding Mr. Clark) reviewed Mr. Clark's performance at their regular meetings in February 2011. The Compensation Committee granted a bonus award to Mr. Clark, which are approved and ratified by the Board, equal to approximately 138% of his year-end base salary; or, stated differently, the actual bonus award was 138% of Mr. Clark's target award.

        The other named executive officers were granted bonus awards ranging from approximately 94% to 121% of base salary; or, stated differently, the actual bonus awards ranged from approximately 126% to 184% of the officer's target award. Individual executive officer bonus awards were reviewed and approved by the Compensation Committee.

        In determining to award Mr. Clark the largest bonus under the 2010 AIP, the Compensation Committee took into account Mr. Clark's specific accomplishments during 2010, which included his leadership of efforts to grow organically Forest's production and reserves without materially increasing its debt, reallocate capital spending in the face of volatile commodity pricing to assets that generated for Forest the best rates of return, improve Forest's asset base through, e.g., the successful divestiture of non-strategic, non-operated assets and the increase in Forest's acreage positions in the Nikanassin play in Alberta and British Columbia and the Eagle Ford shale play in Texas, strengthen the staffing and organization of Forest's New Venture/Unconventional department, and maintain strong cost control.

        The Compensation Committee establishes the target level of performance such that achievement of the target level on any financial or operating measure represents above-average performance by management. At the time target levels are established, the outcome is intended to be substantially uncertain but achievable with a high level of performance from Forest's executives. Further, the Compensation Committee intends that achievement of the "outstanding" level on any financial or operating measure be very difficult. Over the past five years, Forest has achieved performance in excess of its target levels four times, that being in 2006, 2007, 2009, and 2010. The following table shows the specific achievement percentage under AIPs, for Forest as a whole, for such years:

Year	AIP achievement percentage—total company

2006	110.5% of target

2007	169.0% of target

2008	95.6% of target

2009	131.8% of target

2010	147.7% of target

Bonus awards for executive officers in charge of business units, such as Mr. Gurule, are calculated in accordance with the performance of their business unit, which may vary from the performance of Forest as a whole. In 2010, the calculated bonus awards for Messrs. Clark and Ridens were based on the performance of Forest as a whole; and the calculated bonus awards for Messrs. Kennedy and Marter were based on the performance of Forest as a whole with respect to total shareholder return, cash cost, production, and rate of return on capital investments, and on the performance of their respective corporate departments (i.e., "Treasury," "Corporate Planning and Investor Relations," "Accounting," "Internal Audit," and "Information Technology" for Mr. Kennedy, and "Legal" for Mr. Marter) with respect to the business unit/corporate department objectives measure.

        Special Bonuses.    There were no special bonuses awarded for fiscal 2010.

        Long-Term Incentive Awards.    At its regular meeting in May 2010 and through subsequent communications with Mr. Clark, the Compensation Committee made long-term incentive awards—equity awards—to our named executive officers (and authorized awards to all other Forest employees). The May 2010 equity awards were based on the executive officers' performance during 2009.

        The Compensation Committee has followed the trend in our industry and in industry in general toward the granting of restricted stock (rather than stock options) to the executive officers. The Committee chose restricted stock for recent grants, because (i) the majority of Forest's competitors have shifted to restricted stock awards, or to a combination of restricted stock awards and stock option awards, and away from stock option awards only, (ii) restricted stock awards are less dilutive than stock options, and (iii) in the Committee's opinion, restricted stock provides a more effective retention incentive.

        In 2010, the Compensation Committee implemented performance unit awards for the Forest's officers. The performance unit awards are tied to Forest's total shareholder return, or TSR, over a three-year period (April 1, 2010 through March 31, 2013) relative to that of twelve peer companies. The peer companies selected by the Compensation Committee for purposes of the 2010 awards are the following:

  1.
  Newfield Exploration Company

  2.
  Pioneer Natural Resources Company

  3.
  SM Energy Company (formerly named St. Mary Land & Exploration Company)

  4.
  EXCO Resources, Inc.

  5.
  Plains Exploration & Production Company

  6.
  Petrohawk Energy Corporation

  7.
  Cimarex Energy Co.

  8.
  Range Resources Corporation

  9.
  Cabot Oil & Gas Corporation

  10.
  SandRidge Energy, Inc.

  11.
  Comstock Resources, Inc.

  12.
  Quicksilver Resources Inc.

        The peer group for the performance unit awards was designed to mirror the peer companies chosen for Forest's 2010 AIP, with three new companies added to ensure that the peer group remained a representative population for the entire three-year performance period under the awards.

        Each officer's performance unit award is governed by a performance unit award agreement, the forms of which were approved by the Compensation Committee in advance and filed with the SEC on May 26, 2010. Each officer's award contains a target number of performance units, each performance unit representing a contractual right to receive one share of Forest common stock. For example, Mr. Clark's target under his 2010 performance unit award is 75,500 performance units. Under the terms of the performance unit award agreements, at the end of the three-year performance period the recipient will earn from 200% of the target number of shares down to 0% of the target, depending on Forest's TSR performance relative to the peer companies. All payments in respect to earned performance units will be made in shares of Forest common stock no later than the 15th day of the third calendar month following the end of the three-year performance period.

        The Compensation Committee is responsible for administering the Forest Oil Corporation 2007 Stock Incentive Plan, or the 2007 Stock Plan, which was the source of the May 2010 long-term incentive awards to the named executive officers. The awards in 2010 were in the form of performance units and restricted stock. The awards are governed by individual restricted stock and performance unit agreements, all of which were approved in advance by the Compensation Committee. Under the terms of those agreements, the restricted stock and performance units are subject to forfeiture provisions that generally lapse 100% on the third anniversary of the date of the award, although the acceleration of vesting will occur upon a change-of-control of Forest or a termination of the executive's employment by death, disability or an involuntary termination (subject, in the case of performance units, to satisfaction of the applicable performance goals in the case of a change-of-control or involuntary termination). If the named executive officer resigns or is terminated for unsatisfactory performance of his duties (as determined by Forest in its sole discretion) prior to the conclusion of the three years, all of the restricted shares and performance units are forfeited. There are no other qualitative and quantitative targets that impact the vesting of the restricted stock. As described above, Forest's actual TSR during the three-year performance period will dictate the number of Forest shares ultimately awarded to each officer under the 2010 performance unit award agreements.

        With respect to the awards of restricted stock and performance units, the awards were based on the Compensation Committee's recognition of the performance of our executive officers in Forest's successful effort to reduce its debt level and otherwise strengthen its balance sheet in the midst of a difficult asset divestiture market and continued depressed natural gas prices. The Compensation Committee also recognized the value in further aligning the interests of our officers and shareholders, and implemented the performance units as a result.

        With respect to the May 2010 grants, the Compensation Committee determined to award up to (i) 927,000 shares of restricted stock to all U.S. employees, including officers, (ii) 112,500 traditional phantom stock units (that may settle in either stock or cash, at Forest's discretion) to all Canadian employees, and (iii) performance units with a cumulative target of 264,500 shares of Forest stock to Forest officers and the president of our Canadian subsidiary, Canadian Forest Oil Ltd. Our named executive officers received an aggregate of 155,500 shares of restricted stock and performance units with a cumulative target of 155,500 shares of Forest stock. In determining the individual awards to our named executive officers other than Mr. Clark, the Compensation Committee and Mr. Clark considered the individual's performance during 2009, the magnitude of his or her responsibilities within the Forest organization, and how critical the individual's position is in terms of retention.

        In determining to award Mr. Clark the largest award under the 2007 Stock Plan, 75,500 shares of restricted stock and performance units with a target of 75,500 shares of Forest common stock, the Compensation Committee took into account his individual performance during 2009, his leadership in the on-going transformation of Forest's asset base, the desire to make his award comparable in value to recent awards to chief executive officers at peer companies while taking into account Forest's performance relative to such peer companies, the desire to increase the economic alignment between Mr. Clark and Forest's other shareholders, and the Committee's view that Mr. Clark's leadership role at Forest is highly visible to and valued by Forest's shareholders and that his departure from Forest could be very detrimental to Forest and its shareholders.

        Retirement Plans.    Forest's 401(k) Plan is designed to encourage U.S. employees, including the named executive officers, to save for the future. This compensation program generally is not linked to Forest's performance and was not so linked during 2010. The 401(k) Plan provides Forest's U.S. employees with the opportunity to contribute certain eligible earnings on a pre-tax basis to an account investing in various investment options. Employees may elect to contribute up to 80% of their eligible compensation, subject to certain limitations. Forest matches employee contributions up to a designated percentage of an employee's total eligible compensation, with Forest's contributions vesting for newly-hired employees over a period of five years. During 2010, Forest contributed a total of $39,425 to the 401(k) Plan on behalf of the named executive officers.

        Forest also has adopted an executive deferred compensation plan (the "EDC Plan"). Subject to an executive's election to participate and defer a sufficient amount of base salary into the EDC Plan, the EDC Plan allows the participant to receive into the EDC Plan the company's 401(k) matching contribution that cannot be made into the 401(k) Plan due to limits on 401(k) plans. During 2010, Forest contributed a total of $125,575 to the EDC Plan on behalf of the named executive officers.

        Forest does not maintain an active defined benefit retirement program for its U.S. employees.

        Other Benefits.    During 2010, the Compensation Committee did not make any changes to the other benefits or perquisites that the named executive officers receive at Forest. Those benefits include participation in plans available to all Forest employees, such as medical and dental plans, group term life and accidental death and dismemberment insurance plans, and short-term and long-term disability plans. Named executive officers also receive reimbursement of tax-preparation and estate or financial planning expenses and the cost of an annual extensive physical examination. Historically, the reimbursements have involved small dollar amounts, and the Compensation Committee believes that they are reasonable and consistent with, or less generous than, the compensation practices of Forest's competitors.

        In general, the severance agreements and the benefits that would flow to the executive officers in the event of an involuntary termination are explained below under "—Potential Payments Upon Termination or Change-of-Control." In addition to the rationale provided above under "—Compensation Discussion and Analysis—Why does Forest choose to pay each element?," the Compensation Committee also believes that the double-trigger change-of-control severance benefits generally provided under the severance agreements provides a sufficient level of protection for the executive officer as well as a retention incentive benefiting Forest and shareholders without creating an unreasonable obstacle to potential bona fide purchasers of Forest.

        Two of the named executive officers, Messrs. Clark and Gurule, have pre-2003 forms of severance agreements. The "grandfathered" forms provide for defined severance benefits in the event of (i) an involuntary termination that occurs in conjunction with a change-of-control or (ii) an involuntary termination (defined to exclude from its scope a termination "for cause") that is not in conjunction with a change-of-control. Messrs. Kennedy, Ridens, and Marter have severance agreements that only provide for severance benefits if they suffer an involuntary termination in conjunction with a change-of-control. Whether an executive officer has a grandfathered or non-grandfathered form of severance agreement had historically been tied to when he or she first became an officer of Forest. Forest ceased using the grandfathered forms in 2003, and so officers such as Messrs. Kennedy, Ridens, and Marter, who were first appointed after 2003, do not have grandfathered forms. The Compensation Committee believes that the longevity and demonstrated loyalty of the officers with grandfathered forms should be taken into account and rewarded with the additional benefits contained in those forms.

        All of the severance agreements with Forest's officers contain an excise tax gross-up provision for any "golden parachute" excise taxes within the meaning of Section 280G of the Code. Based on a review of peer company disclosures, the Compensation Committee believes that the vast majority of comparable exploration and production companies continue to provide its officers with excise tax gross-up provisions in their severance agreements. The Compensation Committee believes that, at the present time, such provisions are necessary in order for Forest to recruit and retain talented officers, and the Committee does not believe it is in Forest's best interest to take the lead in responding to certain groups' call for the elimination of such provisions.

        Forest keeps records regarding other expenses that it pays on behalf of its executive officers. If those expenses are not related to company business, they are paid directly by the officer or are reimbursed to Forest. Certain expenses that are in fact related to company business represent additional compensation.

  How does each compensation element and Forest's decisions regarding that element fit into Forest's overall compensation objectives and affect decisions regarding other elements?

        The Compensation Committee considers each element of Forest's compensation program and, when making decisions regarding specific elements, takes into account how that element fits into Forest's overall compensation objectives. The Committee also considers how that element is affected by the other elements in the program.

        At its regular meetings in February 2010, May 2010, August 2010, November 2010, and February 2011, the Compensation Committee reviewed cumulative compensation tally sheets, severance valuations, and valuations of outstanding equity awards for each of Forest's named executive officers. The tally sheets, severance valuations, and equity valuations were prepared by Forest's Vice President, Human Resources.

The tally sheets describe each named executive officer's base salary, 2009 annual incentive bonus, the annual value of perquisites, the historic value of all restricted stock, stock options, and, following the May 2010 grant, performance units granted to and held by the officer, the annual amount of employer matching for the 401(k) Plan and the EDC Plan, and the internal pay equity among the named executive officers. The tally sheets then state the cumulative total value of these components. The severance valuations describe the severance payment and other benefits that each named executive officer would receive in the context of a termination from Forest, both in conjunction with and not in conjunction with a change-of-control. The equity valuations describe the current market value of all restricted stock, performance units, and options held by each of the named executive officers as well as the value derived by the officer through recent vesting of restricted stock or exercises of options.

        The Compensation Committee believes that the tally sheets, severance valuations, and equity valuations allow it to keep track of the on-going value and retentive quality of prior compensation grants, which in turn allows the Committee to maintain an appropriate perspective when considering current compensation decisions.

        The Compensation Committee has instructed Forest's Vice President, Human Resources, to continue to survey peer group companies and to update the tally sheets, severance valuations, and equity valuations and present the updates to the Committee on a quarterly basis. The Committee also intends to continue using these items, as well as advice from its compensation consultant, Meridian, as a means to make informed decisions regarding all of the components of Forest's compensation program.

        From a broad overview standpoint, the Compensation Committee also observed that, for 2009 and again for 2010, the quotient of Forest's total general & administrative expense (including compensation expense) divided by its total units of oil and gas production for the year is one of the lowest in the oil and gas industry. Although the Compensation Committee recognizes that a company's G&A expense per unit of production may vary for many reasons, the Committee believes that Forest's performance with respect to this measure is both noteworthy and suggests that Forest's overall compensation practices are not inconsistent with its operational performance. The Compensation Committee intends to continue monitoring in the future Forest's G&A efficiency relative to that of its peers.

  How does accounting and tax treatments of each element of compensation impact Forest's decisions to provide the named executive officers with that element of compensation?

        The Compensation Committee generally makes compensation decisions for the named executive officers that are considered appropriate for the individual's position generally in Forest's industry, what is considered competitive for that position at peer companies, his past performance and any changes in duties that the individual may experience in the near future. The resulting accounting and tax treatment to the individual or Forest from the compensation is generally a secondary consideration to the Compensation Committee's decisions regarding what is proper compensation for the individual or Forest in light of then-current circumstances. However, Forest does account for its equity compensation expenses under the rules of FASB ASC Topic 718, which requires Forest to estimate and record an expense for each award of long-term incentive compensation over the vesting period of the award. Accounting rules also require Forest to record cash compensation as an expense at the time the obligation is accrued.

        Section 162(m) of the Code and its underlying regulations pertain to the deductibility of compensation to certain named executive officers in excess of $1,000,000. Forest has adopted a policy to provide "performance-based compensation" that is exempt from the Section 162(m) of the Code limitations to the extent practicable. The 2007 Stock Plan has been approved by Forest's shareholders, and as a result, certain elements of the 2007 Stock Plan are designed to provide performance-based incentive compensation which would be fully deductible under Section 162(m) of the Code. The 2010 performance unit grants made to our named executive officers are intended to be fully deductible under Section 162(m) of the Code. While the deductibility of compensation is important to Forest and actions will sometimes be taken to ensure the deductibility of compensation, the Compensation Committee has also determined that some flexibility is required, notwithstanding the statutory and regulatory provisions, in negotiating and implementing incentive compensation programs. It has, therefore, retained the discretion to award some bonus payments based on non-quantitative performance measurements and other criteria that it may determine, in its discretion, from time to time, such as described with respect to the 2010 AIP.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the foregoing "Compensation Discussion and Analysis" required by Item 402(b) of Regulation S-K with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the "Compensation Discussion and Analysis" section be included in this proxy statement and incorporated by reference into Forest's Annual Report on Form 10-K for the year ended December 31, 2010. This report is provided by the following independent directors, who comprise the Compensation Committee.

Patrick R. McDonald, Chairman Loren K. Carroll Raymond I. Wilcox

Summary Compensation Table

        The table below discloses the total compensation paid or earned by Forest's Chief Executive Officer, Chief Financial Officer, and the other three most highly paid executive officers (collectively, the "named executive officers" or "NEOs"), for fiscal years ending December 31, 2008, December 31, 2009, and December 31, 2010.

        As reflected in the table, in 2010, on average, the named executive officers' base salary accounted for approximately 15% of total compensation, non-equity incentive plan compensation (consisting of cash bonuses awarded under Forest's 2010 AIP) for services rendered in 2010 accounted for approximately 19% of total compensation, long-term equity incentive awards accounted for 64% of total compensation, and the remainder was comprised of other benefits and perquisites. The footnotes to the Summary Compensation Table provide disclosure for fiscal year 2010, unless otherwise indicated.

Name and Principal Position (a)	Year (b)	Salary ($)(c)(1)	Bonus ($)(d)(2)	Stock Awards ($)(e)(3)	Option Awards ($)(f)(3)	Non-Equity Incentive Plan Compensation ($)(g)(4)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)(h)	All Other Compensation ($)(i)(5)	Total ($)(j)

H. Craig Clark	2010	668,750	0	4,219,695	0	1,000,000	0	59,954	5,948,399
President and Chief	2009	650,000	0	1,941,515	0	900,000	0	59,319	3,550,834
Executive Officer	2008	616,250	0	5,186,000	0	600,000	0	86,557	6,488,807

Michael N. Kennedy	2010	312,500	0	1,257,525	0	425,000	0	26,478	2,021,503
Executive Vice	2009	218,333	0	836,860	0	275,000	0	21,182	1,351,375
President and Chief	2008	192,500	0	777,900	0	120,000	0	15,722	1,106,122
Financial Officer

J.C. Ridens	2010	405,000	0	1,676,700	0	425,000	0	41,234	2,547,934
Executive Vice	2009	390,000	0	798,380	0	450,000	0	33,882	1,672,262
President and Chief	2008	356,667	0	1,944,750	0	300,000	0	31,997	2,633,414
Operating Officer

Cyrus D. Marter IV	2010	355,000	0	838,350	0	375,000	0	30,221	1,598,571
Senior Vice President,	2009	350,000	0	399,190	0	300,000	0	32,574	1,081,764
General Counsel and	2008	325,000	0	972,375	0	250,000	0	27,570	1,574,945
Secretary

Leonard C. Gurule	2010	321,250	0	698,625	0	375,000	0	125,834	1,520,709
Senior Vice President,	2009	308,750	0	209,360	0	275,000	0	150,569	943,679
Western Region	2008	290,000	0	0	0	130,000	0	32,149	452,149

(1)
Amounts shown represent base salary paid during the fiscal year, as described under the caption "—Compensation Discussion and Analysis—Base Salary" above.

(2)
The named executive officers did not receive payments that would be characterized as "Bonus" payments for the fiscal year ended December 31, 2010. Cash Bonus Awards paid under Forest's 2010 AIP during the first quarter of 2011 are reflected in the column "Non-Equity Incentive Plan Compensation" and discussed in footnote (4) below.

(3)
Amounts reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures relating to service-based vesting conditions, for fiscal 2010, 2009 and 2008, respectively. The grant date fair value of the restricted stock was determined by averaging the high and low stock price of a share of Forest's common stock as published by the New York Stock Exchange on the date of grant. The grant date fair value of the performance units was determined using a process that takes into account probability-weighted shareholder returns assuming a large number of possible stock price paths (which are modeled based on inputs such as volatility and the risk-free interest rate). See "—2010 Grants of Plan-Based Awards" below.

(4)
Amounts reflect the cash bonus awards to the NEOs under the 2010 AIP, which is discussed in further detail under the caption "—Compensation Discussion and Analysis—Annual Incentive Bonus" above. Bonus awards under the 2010 AIP were accrued and earned in 2010 and paid in the first quarter of 2011.

(5)
Amounts shown for each NEO include: (i) matching contributions to the 401(k) Plan, Mr. Marter, $12,125; (ii) matching contributions to the executive deferred compensation plan, Mr. Clark, $47,000, Mr. Kennedy, $18,000, Mr. Ridens, $25,650, Mr. Marter, $16,275, and Mr. Gurule, $18,650; (iii) tax gross-up paid to Mr. Gurule in connection with his relocation benefits were $26,667; (iv) the taxable value of group term life insurance coverage in excess of $50,000; and (v) the amount shown for Mr. Gurule includes relocation reimbursement of $68,866. The amounts attributable to each such perquisite or benefit for Messrs. Clark, Kennedy, Ridens and Marter did not exceed the greater of $25,000 or 10% of the total amount of perquisites received.

 2010 Grants of Plan-Based Awards

        The following table provides information about plan-based awards, including cash payouts, restricted stock and performance units awarded to each of the named executive officers for services provided during 2010.

								All Other Stock Awards: Number of Shares of Stock or Units(3) (#) (i)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Option Awards: Number of Securities Underlying Options (#)(4) (j)
										Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(5) ($) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)

H. Craig Clark		181,250	725,000	1,450,000
Performance Units	05/21/10				0	75,500	151,000		0	N/A	2,388,065
Restricted Stock	05/21/10							75,500			1,831,630

Michael N. Kennedy		65,625	262,500	525,000
Performance Units	05/21/10				0	22,500	45,000		0	N/A	711,675
Restricted Stock	05/21/10							22,500			545,850

J.C. Ridens		84,375	337,500	675,000
Performance Units	05/21/10				0	30,000	60,000		0	N/A	948,900
Restricted Stock	05/21/10							30,000			727,800

Cyrus D. Marter IV		55,500	222,000	444,000
Performance Units	05/21/10				0	15,000	30,000		0	N/A	474,450
Restricted Stock	05/21/10							15,000			363,900

Leonard C. Gurule		51,000	204,000	408,000
Performance Units	05/21/10				0	12,500	25,000		0	N/A	395,375
Restricted Stock	05/21/10							12,500			303,250

(1)
Amounts represent a range of possible cash payouts under Forest's 2010 AIP. As described under "—Compensation Discussion and Analysis" above, the Compensation Committee sets target bonus amounts at the beginning of the fiscal year under our annual incentive plan. The threshold amount shown in column (c) reflects the minimum payment level under the 2010 AIP, which is 25% of the target amount shown in column (d); however, no payments will be made under this plan unless the minimum 25% performance targets are achieved. The maximum amount shown in column (e) is 200% of such target amount, which represents the maximum payment level under the 2010 AIP; however, the maximum limit for individual employees, including the NEOs, is determined by the Compensation Committee, and it has discretion to increase the size of individual awards in excess of 200%. The amounts shown in columns (c), (d), and (e) are based on the NEO's December 31, 2010 salary and position. The actual amounts awarded for fiscal 2010 are set forth in the "Summary Compensation Table" in the Non-Equity Incentive Plan Compensation column.

(2)
The amounts represent the threshold, target and maximum payouts for performance unit awards granted under the 2007 Stock Plan to each NEO during fiscal 2010 by the Compensation Committee. The restrictions on these awards lapse on the dates shown in the footnotes to the "Outstanding Equity Awards at Fiscal Year-End" table, with total payout based on relative shareholder return compared to a list of peer companies. Under the terms of the performance unit award agreements, each performance unit represents a contractual right to receive one share of Forest's common stock; provided that the actual number of shares that may be deliverable under an award will range from 0% to 200% of the number of performance units awarded, depending on Forest's relative total shareholder return in comparison to an identified peer group during the 36-month performance period ending on March 31, 2013. The payouts will be at (a) zero if Forest's relative total shareholder return ranks 11th or worse among a group of 13 companies including Forest and its 12 peer companies, (b) target (or 100% of the initial award) if Forest's relative total shareholder return is 7th, and (c) maximum (or 200% of the initial award) if Forest's relative total shareholder return is among the top three. Forest's required ranking to achieve a specified level of payout is subject to change as provided in the performance unit award agreement if the number of peer companies is reduced during the performance period. For purposes of the performance unit awards, "total shareholder return" means the annualized rate of return shareholders receive through stock price changes and the assumed reinvestment of dividends paid over the applicable 36-month performance period, and is calculated using the 20-trading day average prior to the date of grant and the end of the performance period, respectively.

(3)
Amounts represent shares of restricted stock awarded to each of the NEOs under the 2007 Stock Plan, which were approved by the Compensation Committee. The restrictions on these awards lapse on the dates shown in the footnotes to the "Outstanding Equity Awards At Fiscal Year-End" table. As reflected in the table, the restrictions generally lapse 100% on the third anniversary of the date of the award, subject to the NEO's continued employment. The restricted shares are held by Forest until the restrictions lapse; however, the NEO may exercise voting power and participate in dividends, if any, declared on Forest's common stock.

(4)
No stock options were awarded to the NEOs during fiscal year 2010.

(5)
The amounts shown in this column reflect the grant date value of the awards under FASB ASC Topic 718 used by Forest for financial statement reporting purposes, disregarding estimated forfeitures. The grant date fair value of the restricted stock was determined by averaging the high and low price of a share of Forest's common stock as published by the New York Stock Exchange on the date of grant. The grant date fair value of the performance units was determined using a process that takes into account the probability-weighted shareholder returns assuming a large number of possible stock price paths (which are modeled based on inputs such as volatility and the risk-free interest rate.)

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        The restricted stock agreements and the performance unit award agreements that govern the restricted stock and performance unit awards made to our named executive officers during the 2010 year generally provide that the awards will remain restricted, unvested, or unearned for a period of three years from the date of grant. However, with respect to any outstanding restricted stock awards, in the event of an executive's termination due to death, disability, an involuntary termination or the occurrence of a corporate change, such awards will no longer be subject to restrictions, or will receive accelerated vesting, as applicable. With respect to the performance unit awards, (a) upon a termination due to death or disability the executive will be deemed to have earned a number of shares of Forest common stock equal to the number of initial performance units granted pursuant to the award multiplied by a fraction, the numerator of which is the number of months of the three-year performance period that the executive was employed and the denominator of which is 36, and (b) in the event of an involuntary termination or the occurrence of a corporate change, the executive will be entitled to receive a number of shares of common stock that would have been earned based on Forest's total shareholder return in comparison to its peer companies, assuming the date of termination or corporate change, as the case may be, as the last day of the performance period. In addition, in the event of a corporate change the Compensation Committee may elect, in its sole discretion, to have Forest satisfy the executive's rights in respect of any performance units, in whole or in part, by making a cash payment in lieu of shares of Forest common stock. The named executive officers have no rights to vote or receive dividend equivalents with respect to any shares covered by the performance unit awards.

        For purposes of the awards granted under the 2007 Stock Plan, an executive generally will be considered to have a "Disability" if, as a result of the executive's incapacity due to physical or mental illness, the executive has been absent from full-time performance of the executive's duties for a period of six consecutive months, and the executive has not returned to full-time employment within a thirty-day period after the executive has been given notice by Forest that his employment will be terminated due to his disability. The agreements generally define an "Involuntary Termination" as any termination that does not result from the executive's resignation, but does not include a termination as a result of death, disability, or a termination by Forest by reason of the executive's unsatisfactory performance or a final conviction of a misdemeanor involving moral turpitude or a felony. A "Corporate Change," or change-of-control, pursuant to the agreements is defined to include: (i) a merger, consolidation or other reorganization where Forest is not the surviving entity; (ii) a sale, lease or exchange of all or substantially all of Forest's assets; (iii) a dissolution or liquidation of Forest; (iv) a person or entity acquiring or gaining ownership or control of more than 50% of Forest's voting stock; or (v) the persons who were directors of Forest prior to a contested election of directors no longer constitute a majority of the board of directors following such an election.

 Outstanding Equity Awards At Fiscal Year-End

        The following table provides information on the current stock option, performance unit and stock award holdings by each of the named executive officers. This table includes unexercised stock options, unvested performance units, unvested restricted stock awards, and unvested phantom stock unit awards that will be settled solely in cash. The vesting dates for each option grant and stock award are shown in the accompanying footnotes. The market value of the stock awards is based on the closing market price of Forest's common stock as of December 31, 2010, which was $37.97. The market values may not reflect the value actually realized by the named executive officers.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)(i)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(j)

H. Craig Clark	74,300	0	N/A	16.82	12/12/11	235,500	(3)	8,941,935	151,000	5,733,470
	84,108	0		15.65	02/26/13	27,000	(4)	1,025,190
	148,600	0		14.93	07/30/13
	148,600	0		16.85	02/25/14
	59,440	0		20.60	12/08/14

Michael N. Kennedy	7,430	0	N/A	20.60	12/08/14	59,000	(5)	2,240,230	45,000	1,708,650
						18,500	(6)	702,445

J.C. Ridens	6,577	0	N/A	17.14	04/14/14	95,000	(7)	3,607,150	60,000	2,278,200
	10,105	0		20.60	12/08/14	9,000	(8)	341,730

Cyrus D. Marter IV	7,430	0	N/A	16.85	02/25/14	45,000	(9)	1,708,650	30,000	1,139,100
	13,374	0		20.60	12/08/14	7,000	(10)	265,790

Leonard C. Gurule	55,725	0	N/A	14.98	09/22/13	25,500	(11)	968,235	25,000	949,250
	29,720	0		16.85	02/25/14	3,000	(12)	113,910
	11,888	0		20.60	12/08/14

(1)
Unvested options vest in equal increments of 25%, commencing on the first anniversary date of the grant, and have a term of ten years. Shares of restricted stock vest 100% on the third anniversary of the date of the award or, if earlier, upon a change-of-control and certain termination events, including involuntary termination not for cause, death or disability. Phantom stock unit awards vest 100% on the third anniversary of the date of the award or, if earlier, upon a change-of-control and certain termination events, including involuntary termination not for cause, death or disability. Forest shall pay to the employee with respect to each share of Forest's common stock covered by a phantom stock unit an amount in cash equal to the fair market value of one share of Forest's common stock determined as of the date the forfeiture restrictions lapse.

(2)
This column shows the maximum number of performance shares outstanding. Each performance unit represents a contractual right to receive one share of Forest's common stock; provided that the actual number of shares that may be deliverable under an award will range from 0% to 200% of the number of performance units awarded, depending on Forest's relative total shareholder return in comparison to an identified peer group during the 36-month performance period ending on March 31, 2013.

(3)
The forfeiture restrictions on Mr. Clark's unvested restricted stock will lapse as follows: 80,000 shares on May 8, 2011, 80,000 shares on May 27, 2012, and 75,500 shares on May 21, 2013.

(4)
The forfeiture restrictions on Mr. Clark's unvested phantom stock unit award will lapse on May 27, 2012, and will be settled solely in cash.

(5)
The forfeiture restrictions on Mr. Kennedy's unvested restricted stock will lapse as follows: 12,000 shares on May 8, 2011, 12,000 shares on May 27, 2012, 12,500 shares on December 1, 2012, and 22,500 shares on May 21, 2013.

(6)
The forfeiture restrictions on Mr. Kennedy's unvested phantom stock unit awards will lapse as follows: 6,000 units on May 27, 2012, and 12,500 units on December 1, 2012, and will be settled solely in cash.

(7)
The forfeiture restrictions on Mr. Ridens' unvested restricted stock will lapse as follows: 30,000 shares on May 8, 2011, 35,000 shares on May 27, 2012, and 30,000 shares on May 21, 2013.

(8)
The forfeiture restrictions on Mr. Ridens' unvested phantom stock unit award will lapse on May 27, 2012, and will be settled solely in cash.

(9)
The forfeiture restrictions on Mr. Marter's unvested restricted stock will lapse as follows: 15,000 shares on May 8, 2011, 15,000 shares on May 27, 2012, and 15,000 shares on May 21, 2013.

(10)
The forfeiture restrictions on Mr. Marter's unvested phantom stock unit award will lapse on May 27, 2012, and will be settled solely in cash.

(11)
The forfeiture restrictions on Mr. Gurule's unvested restricted stock will lapse as follows: 13,000 shares on April 1, 2012, and 12,500 shares on May 21, 2013.

(12)
The forfeiture restrictions on Mr. Gurule's unvested phantom stock unit award will lapse on April 1, 2012, and will be settled solely in cash.

Option Exercises and Stock Vested

        The following table provides information, on an aggregate basis, about stock options that were exercised and restricted stock awards that vested during the fiscal year ended December 31, 2010 for each of the named executive officers.

	Option Awards		Stock Awards

Name (a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(c)(1)	Number of Shares Acquired on Vesting (#)(d)(2)	Value Realized on Vesting ($)(e)(2)(3)

H. Craig Clark	157,200	3,197,174	80,000	2,452,000

Michael N. Kennedy	0	0	7,000	214,550

J.C. Ridens	0	0	20,000	613,000

Cyrus D. Marter IV	0	0	15,000	459,750

Leonard C. Gurule	0	0	12,000	367,800

(1)
The realized value is based on the difference between the market price of the shares purchased on the date of exercise and the option exercise price multiplied by the number of shares covered by the exercised option.

(2)
The number of shares and the value realized upon the lapsing of the forfeiture restrictions include shares that were surrendered by the named executive officer to Forest at the time of vesting to satisfy tax withholding requirements.

(3)
Forfeiture restrictions lapsed on June 11, 2010. The value realized was calculated by multiplying the number of shares shown in the table by $30.65, which was the mean of the high and low sales prices of Forest's common stock as listed on the NYSE on June 10, 2010.

Pension Benefits

        We have a qualified, non-contributory defined benefit pension plan, the Forest Oil Corporation Pension Trust Agreement. Benefit accruals under this plan were suspended effective as of May 31, 1991. None of the named executive officers participate in this plan.

Nonqualified Deferred Compensation

        In addition to Forest's 401(k) Plan, which is a qualified plan within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), Forest maintains a non-qualified deferred compensation plan, the Executive Deferred Compensation Plan (the "Executive Plan"), that provides deferred compensation benefits for certain officers whose annual accumulations under the 401(k) Plan are limited by certain provisions of the Code. Under the 401(k) Plan, a participant may elect to defer up to 80% of his or her compensation and Forest makes certain specified contributions on behalf of each participant; however, the Code imposes several limitations (the "Limitations") on the amount of such deferrals and employer contributions, including the following: (i) the maximum employee elective deferral for 2010 was $16,500, and remains $16,500 for 2011 ($22,000 if the participant will attain at least age 50 by the end of the particular year); (ii) the maximum amount of participant compensation that may be taken into account under the 401(k) Plan was $245,000 for 2010, and was unchanged at $245,000 for 2011; (iii) certain employee elective deferrals and employer matching contributions must be returned to highly compensated employees or forfeited if the 401(k) Plan does not pass applicable nondiscrimination tests; and (iv) the maximum sum of employee elective deferrals and employer contributions made under the 401(k) Plan on a participant's behalf for 2010 could not exceed the lesser of 100% of compensation or $49,000 (which amount was unchanged for 2011).

        Subject to certain conditions and restrictions, a participant may defer under the Executive Plan a portion of his or her compensation with respect to which his or her elective deferrals under the 401(k) Plan are limited as a result of the application of the Limitations. In addition, amounts deferred by a participant under the Executive Plan for a particular year will be matched under this plan by Forest based on the matching formula used in the 401(k) Plan (which, for 2010, was a dollar-for-dollar match up to 8% of compensation). The Executive Plan also allows for the participant to defer, per an election, all or a portion of his or her bonus compensation. The bonus compensation deferral election must occur prior to the start of the Plan year and is irrevocable. The Executive Plan also provides a participant with an additional employer contribution generally to compensate the participant for reductions in his or her share of employer contributions under the 401(k) Plan by reason of the application of the Limitations. The Executive Plan permits distributions only upon a termination of service, except that in-service distributions are permitted as necessary to fulfill a domestic relations order.

        The Executive Plan provides for a slate of investment options, primarily mutual funds (including the options available under the 401(k) Plan) and exchange traded funds that are selected by Forest. Participants may designate from time to time how deferred amounts are deemed to be invested among such options. As a result, the fair value of the liability recorded with respect to the deferred amounts under the Executive Plan will fluctuate due to gains and losses associated with the selected investment options. The amounts credited to participant accounts under the Executive Plan are not held in a trust, and all such amounts are subject to the claims of Forest's creditors. The Executive Plan is designed and operated in a manner that is intended to satisfy the requirements of Section 409A of the Code.

        In addition to the Executive Plan, Forest maintains two executive salary deferred compensation plans ("salary deferred compensation plans"). These plans have been frozen since December 31, 2005 for purposes of participation and any future deferrals of new compensation, and the plans are administered by the Compensation Committee. Eligibility to participate in these plans was limited to Forest's officers and directors. None of the non-employee directors elected to participate in these plans. At the time participation was elected, a participant had to specify the amount of his or her base salary and/or bonus to be deferred, as well as the time of payment. Distributions will be made in a lump sum per the participant's election, subject to any timing restrictions otherwise applicable under Section 409A of the Code. The amounts held in these plans are credited with hypothetical investment earnings based on participant investment elections made from various investment options selected by Forest. Accounts maintained for the participants, including Mr. Clark, the only remaining NEO who participates, are held by a brokerage firm in a rabbi-trust. These plans are not funded by Forest, and no amounts are credited with above-market earnings.

        The following table provides information concerning contributions to the Executive Plan by each of the named executive officers and by Forest and the aggregate earnings in the Executive Plan and salary deferred compensation plans during 2010:

Name (a)	Executive Contributions in Last FY ($)(b)(1)	Registrant Contributions in Last FY ($)(c)(2)	Aggregate Earnings in Last FY ($)(d)	Aggregate Withdrawals/ Distributions ($)(e)	Aggregate Balance at Last FYE ($)(f)(3)

H. Craig Clark	150,688	47,000	181,544	0	2,106,306

Michael N. Kennedy	101,000	18,000	2,752	0	213,394

J.C. Ridens	132,000	25,650	57,810	0	576,394

Cyrus D. Marter IV	22,550	16,275	18,579	0	175,289

Leonard C. Gurule	47,750	18,650	49,547	0	450,102

(1)
Amount contributed to the Executive Plan by each NEO is included in the amount reflected in the "Salary" column of the Summary Compensation Table above.

(2)
Amount contributed to the Executive Plan by Forest for each NEO is included in the amount reflected in the "All Other Compensation" column of the Summary Compensation Table above.

(3)
Aggregate amounts reported as compensation to each NEO in the Summary Compensation Table for fiscal years 2006 through 2009 are as follows: Mr. Clark, $828,157; Mr. Kennedy, $96,270; Mr. Ridens, $288,005; Mr. Marter, $108,945; and Mr. Gurule, $218,173.

Potential Payments Upon Termination or Change-of-Control

        None of Forest's executive officers have employment agreements with Forest, and their employment may be terminated at any time at the discretion of the Board. As described below, Forest has entered into severance agreements with each of the named executive officers that provide for certain payments and other benefits if the officer's employment is terminated under certain circumstances within two years following a change-of-control and, with respect to Mr. Clark, if the officer's employment is terminated under certain circumstances other than within the two-year period following a change-of-control.

        Forest provides for the accelerated vesting of equity awards upon a single-trigger change-of-control event. Generally, Forest's severance agreements provide for only double-trigger severance benefits to the executive officers, with the exception of Messrs. Clark and Gurule, who continue to receive a severance benefit without a change-of-control event as originally provided in the severance agreement Forest entered into with Messrs. Clark and Gurule when they became officer's of Forest. The rationale for providing both the single and double-trigger benefits within the severance agreements and the equity compensation awards has been provided above in "—Compensation Discussion and Analysis."

        Severance Agreements with the NEOs.    Forest entered into severance agreements, dated December 17, 2007, with each of Messrs. Clark, Ridens, Marter, and Gurule, which agreements were subsequently amended. In addition, Forest entered into a severance agreement with Mr. Kennedy, effective December 1, 2009, which was subsequently amended. The terms and conditions of the severance agreements, as they may have been amended from time to time, include terms that are directed at complying with Section 409A of the Code and applicable regulations. These severance agreements provide for certain payments and benefits if the executive's employment is terminated under specified conditions, and the executive's rights upon termination will depend on the circumstances of their termination and the terms included in their severance agreement. The severance agreements with the named executive officers provide for certain payments and benefits if the executive is Involuntarily Terminated (as defined below) within two years following a change-of-control of Forest. See below for a summary of the term "change-of-control." With respect to Messrs. Clark and Gurule, their severance agreement also provides for certain payments and benefits if their employment is Involuntarily Terminated other than within two years after a change-of-control of Forest.

        Under the severance agreements, an executive will be considered Involuntarily Terminated if his employment is terminated by Forest for any reason other than cause or if he resigns within 60 days after receiving notice of a "change of duties" (except that an executive will not be considered Involuntarily Terminated if the termination is as a result of death, disability, or resignation on or after attaining age 65). A "change of duties" is generally defined under the severance agreements as a significant change in the executive's authorities or duties, a reduction in the executive's annual base salary, or a diminution in employee benefits and perquisites or, in circumstances that occur within a two-year period following a change-of-control, in addition to the foregoing reasons, a "change of duties" also includes a change in the executive's principal place of employment by more than 50 miles, or a diminution in eligibility to participate in bonus, stock option, incentive award, and other compensation plans. Forest's "change of duties" definition is commonly referred to as a "Good Reason" termination at many of its peer companies. Generally, as a condition to receiving any payments under a severance agreement, the executive must release Forest in writing from all claims and causes of action arising out of the executive's employment or his termination of employment. In addition, as a condition to receiving payments and benefits under a severance agreement that are not tied to a change-of-control, Messrs. Clark and Gurule must agree not to compete with or solicit employees of Forest for a period of two years following their termination of employment. Each of the severance agreements with the named executive officers will expire on December 17, 2012, subject to possible extensions for successive 30-month terms. See the table, "Potential Severance Payments and Benefits Upon Termination or Change-of-Control" below, for additional information.

        Change-of-Control.    Each of the named executive officer's severance agreements includes a definition of a "change-of-control" that is intended to comply with applicable definitions and requirements of Section 409A of the Code and applicable regulations. Generally, under the agreements, a "change-of-control" means the occurrence of any one of the following types of events:

  •
  One person (or more than one person acting as a group) acquires stock ownership of Forest constituting more than 50% of the total fair market value or total voting power of Forest's stock;

  •
  A majority of the members of Forest's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board before the date of such appointment or election; or

  •
  One person (or more than one person acting as a group) acquires during a 12-month period assets from Forest that have a total gross fair market value (the value of the assets determined without regard to any liabilities associated with such assets) equal to or more than 60% of the total gross fair market value of all of the assets of Forest immediately before such acquisition.

        Severance Payments Upon a Change-of-Control.    In the event any of the named executive officers' employment with Forest is Involuntarily Terminated as described above within 24 months after the date upon which a change-of-control occurs, the executive will receive the following severance benefits under his respective severance agreement or equity award agreement:

  •
  a lump sum payment in an amount equal to 2.5 times the sum of his annual base salary and the annual bonus most recently paid (the "Cash Severance Payment");

  •
  continued coverage under Forest's medical and dental benefit plans for the executive and his spouse and his eligible dependents for a period of 30 months with respect to Messrs. Clark and Gurule, and 24 months with respect to Messrs. Kennedy, Ridens, and Marter, without any cost to the executive (this coverage will be terminated if the executive becomes eligible to receive coverage from a subsequent employer during such period);

  •
  all outstanding stock options, restricted stock, and cash settled phantom stock units will immediately vest;

  •
  outstanding stock options will remain exercisable for a period of 12 months following the executive's last day of employment (but in no event will an option be exercisable for a longer period than the original term of the option or a shorter period than already provided for under the terms of the option);

  •
  with respect to the performance unit awards, (a) upon a termination due to death or disability, the executive will be deemed to have earned a number of shares of Forest common stock equal to the number of initial performance units granted pursuant to the award multiplied by a fraction, the numerator of which is the number of months of the three-year performance period that the executive was employed and the denominator of which is 36, and (b) in the event of an involuntary termination or the occurrence of a change-of-control, the executive will be entitled to receive a number of shares of common stock that would have been earned based on Forest's total shareholder return in comparison to its peer companies, assuming the date of termination or change-of-control, as the case may be, as the last day of the performance period. In addition, in the event of a change-of-control the Compensation Committee may elect, in its sole discretion, to have

    Forest satisfy the executive's rights in respect of any performance units, in whole or in part, by making a cash payment in lieu of shares of Forest common stock;

  •
  any accrued benefits under non-qualified deferred compensation plans will become immediately non-forfeitable;

  •
  payment of an annual bonus pursuant to the terms of Forest's annual incentive plan, based on partial year results, which will be in an amount to be determined by the Compensation Committee on or before the date of the change-of-control; and

  •
  if any payment, distribution, or benefit, whether pursuant to the severance agreement or otherwise, is subject to the federal excise tax on "excess parachute payments," under the terms of the severance agreement Forest will be obligated to pay the executive an additional amount as may be necessary so that the executive realizes, after the payment of any income or excise tax on such additional amount, an amount sufficient to pay all such excise taxes.

        The Cash Severance Payment (plus any applicable interest as described below) will be paid on January 15, in the case of Messrs. Clark, Ridens, and Marter, of the first calendar year following the year in which the executive's termination occurs. Messrs. Kennedy's, and Gurule's agreements, as amended, provide that the Cash Severance Payment will be paid to the executive on the date that is 60 days following their respective terminations of employment. Interest on the Cash Severance Payment for Messrs. Clark, Ridens, and Marter (from the fifth day after the effective date of the release and based on the prime rate reported by The Wall Street Journal plus 3%) will also be paid at the time the Cash Severance Payment is paid; as soon as practicable after the executive's termination of employment, Forest will contribute the Cash Severance Payment (plus the applicable interest) to an irrevocable grantor ("rabbi") trust if the payment of the Cash Severance Payment (plus interest) will occur more than six months after the date of the executive's termination of employment. In addition, as described below, the payments and benefits and any reimbursements that may be payable to the executives under their severance agreements may be delayed for a period of six months if the payment of the amount or distribution of benefits is subject to Section 409A of the Code. Interest, if any, due to Messrs. Kennedy and Gurule with respect to any such required delay in the receipt of their Cash Severance Payment shall be calculated at the prime or base rate of interest announced by JPMorgan Chase Bank or its successor.

        Severance Payments Upon Termination Not Involving a Change-of-Control.    In the event Messrs. Clark's and Gurule's employment with Forest is Involuntarily Terminated as described above other than within 24 months after the date upon which a change-of-control occurs, he will receive severance benefits including:

  •
  continued payment of his base salary for a term of months equal to the whole number of times that his annual base salary can be divided by $10,000, limited to 30 months (each monthly payment will be reduced by 50% if the executive obtains new employment during the term of payment); and

  •
  continued coverage under Forest's medical and dental benefit plans for the executive and his spouse and his eligible dependents throughout the term of such base salary continuation without any cost to the executive (this coverage will be terminated if the executive becomes eligible to receive coverage from a subsequent employer during such period).

        The monthly severance payment provided to Messrs. Clark and Gurule will be paid on the first day of each month throughout the severance period; provided, however, that the amendment to Messrs. Clark's and Gurule's severance agreements in September 2010 now requires that the first of such monthly payments will not be made to them until the date that is 60 days following their termination of employment and will include all amounts that would have been paid to them during the 60-day period absent the delay in payment.

        Delayed Severance Payment Restrictions.    Among other things, Section 409A of the Code places restrictions on the timing of certain types of payments to the named executive officers and the other officers, including the payments and benefits that may be payable under each of the officers' severance agreements. As a result, the severance agreements with the named executive officers include restrictions that will delay the payment of any amount until a date that is six months after the date of the executive's termination of employment, or an earlier date to the extent such amount may be paid to the executive without being subject to additional taxes and interest under Section 409A of the Code. If the payment of any amount is delayed, the amounts of any payments that are delayed will accrue interest from the date that such payment would have been made had Section 409A of the Code and the six-month payment restrictions not applied to the actual date the amount is paid to the executive (however, interest may accrue from an earlier date as described above under—Severance Payments Upon a Change-of-Control).

        Payments Upon Retirement or Death or Disability.    If a named executive officer retires in accordance with Forest's normal retirement policies, or his employment is terminated as a result of death or disability, he will receive various benefits as reflected in the following table, which are generally available to all Forest employees. Forest's retirement policy states than an individual may retire when he has attained the age of 65, or, if earlier, after attaining age 55 but having also completed 15 years of service with Forest. Under the terms of Forest's forms of stock option, restricted stock agreements, and cash settled phantom stock unit agreements, upon death, disability, or, in the case of stock options (but not restricted stock or cash settled phantom stock units), retirement, any vesting or forfeiture provisions will lapse and the executive will be entitled to receive the underlying shares and any outstanding stock options will remain exercisable for a period of 12 months. In addition, upon attaining age 65 or termination of employment due to death or disability, a participant in Forest's 401(k) Plan (including a named executive officer who is a participant) will have a 100% vested interest in his accounts under such plan. Generally, the Forest benefit and incentive plans define retirement as a voluntary resignation on or after reaching age 62 and 15 years of qualifying service, although the severance agreements and Forest's 401(k) Plan provide that retirement means reaching age 65. None of the named executive officers are currently eligible to receive any retirement benefits.

        Summary of Forest's Payment Obligations and other Benefits Upon Termination of Employment.    The following table summarizes Forest's payment obligations and the continuation of benefits to the named executive officers under various termination circumstances and assumes that the termination occurred on December 31, 2010.

Termination as a Result of

	Resignation for Good Reason or Termination Without Cause(1)	Change-of- Control(2)		For Cause or Without Good Reason	Voluntary Resignation	Retirement	Death or Disability

Unpaid base salary through date of termination	x	x		x	x	x	x

Accrued but unpaid vacation	x	x		x	x	x	x

Earned but unpaid annual incentive compensation		x

Unpaid deferred compensation	x	x		x	x	x	x

Unpaid reimbursements	x	x		x	x	x	x

Multiple of (a) base salary in effect at termination plus (b) amount equal to annual incentive bonus for last year		x

Excise tax and gross up		x

Continued base salary payments(3)	x

Continued medical and dental benefits(4)	x	x				x

Full and immediate vesting under stock option agreements		x	(5)			x	x

Full and immediate vesting under restricted stock agreements	x	x	(5)				x

Full and immediate vesting under cash settled phantom stock unit agreements	x	x	(5)				x

Vesting of earned performance units	x	x					x

Retiree medical benefits(6)						x

Disability income or life insurance payments							x

(1)
Includes payments and benefits that may be available under the NEO's severance agreement if the NEO's employment is Involuntarily Terminated.

(2)
Includes payments and benefits that may be available under the NEO's severance agreement and assumes the NEO's employment is Involuntarily Terminated within 24 months after a change-of-control.

(3)
Messrs. Clark and Gurule each have a severance agreement that provides for continued payment of his base salary for a term following the date of termination. See "Severance Payments Upon Termination Not Involving a Change-of-Control" above.

(4)
Upon a change-of-control and a termination not involving a change-of-control, Messrs. Clark and Gurule (and their spouse and eligible dependents) will receive these benefits for a period of up to 30 months. Upon a change-of-control, the remaining NEOs (and their spouse and eligible dependents) will receive these benefits for 24 months.

(5)
Equity awards vest upon a change-of-control regardless of termination.

(6)
Retiree medical benefits require retirement on or after reaching age 62 and 15 years of continuous qualifying service. None of the NEOs are currently eligible to receive any retirement benefits.

        Potential Severance Payments and Benefits Upon Termination or Change-of-Control.    The following table assumes that each of the named executive officers terminated employment (other than as a result of death, disability, or retirement) with Forest on December 31, 2010. On that date, the closing price of Forest's common stock was $37.97. These amounts are in addition to any benefits generally available to all U.S. employees upon a voluntary termination without cause, such as distributions from the 401(k) Plan, the payment of accrued vacation, and, subject to the terms of restricted stock and option agreements, the right to exercise or receive vested stock options and stock awards. These amounts represent our best estimates, as the actual amounts to be paid to the NEOs can only be determined on the actual date of separation.

			Long-Term Incentive Plans(2)(2)
									Total Value of Payments and Accelerated Vesting of Shares ($)(5)
Name/	Termination or Resignation Scenario	Severance & Bonus ($)(1)	Value of Accelerated Restricted Stock ($)	Value of Accelerated Cash-Settled PSUs ($)	Value of Accelerated Performance Units ($)	Executive Deferred Compensation Plan ($)(3)	Other Benefits ($)(4)	Excise Tax & Gross-Up ($)

H. Craig Clark—President and Chief Executive Officer
Involuntary—Not Within 24 Months of a Change-of-Control		1,812,500	8,941,935	1,025,190	4,300,103	2,106,306	100,204	0	18,286,238
Involuntary—Within 24 Months After a Change-of-Control		4,186,560	8,941,935	1,025,190	4,300,103	2,106,306	100,204	1,387,448	22,047,746
Voluntary resignation(6)		0	0	0	0	2,106,306	0	0	2,106,306
Termination For Cause(6)		0	0	0	0	2,106,306	0	0	2,106,306

Michael N. Kennedy—Executive Vice President and Chief Financial Officer
Involuntary—Not Within 24 Months of a Change-of-Control		0	2,240,230	702,445	1,281,488	213,394	0	0	4,437,557
Involuntary—Within 24 Months After a Change-of-Control		1,586,367	2,240,230	702,445	1,281,488	213,394	80,163	1,165,411	7,269,498
Voluntary resignation(6)		0	0	0	0	213,394	0	0	213,394
Termination For Cause(6)		0	0	0	0	213,394	0	0	213,394

J.C. Ridens—Executive Vice President and Chief Operating Officer
Involuntary—Not Within 24 Months of a Change-of-Control		0	3,607,150	341,730	1,708,650	576,394	0	0	6,233,924
Involuntary—Within 24 Months After a Change-of-Control		2,318,710	3,607,150	341,730	1,708,650	576,394	80,163	1,234,257	9,867,054
Voluntary resignation(6)		0	0	0	0	576,394	0	0	576,394
Termination For Cause(6)		0	0	0	0	576,394	0	0	576,394

Cyrus D. Marter IV—Senior Vice President, General Counsel and Secretary
Involuntary—Not Within 24 Months of a Change-of-Control		0	1,708,650	265,790	854,325	175,289	0	0	3,004,054
Involuntary—Within 24 Months After a Change-of-Control		1,725,848	1,708,650	265,790	854,325	175,289	80,163	672,580	5,482,645
Voluntary resignation(6)		0	0	0	0	175,289	0	0	175,289
Termination For Cause(6)		0	0	0	0	175,289	0	0	175,289

Leonard C. Gurule—Senior Vice President, Western Region
Involuntary—Not Within 24 Months of a Change-of-Control		850,000	968,235	113,910	711,938	450,102	59,947	0	3,154,132
Involuntary—Within 24 Months After a Change-of-Control		1,562,484	968,235	113,910	711,938	450,102	59,947	693,110	4,559,726
Voluntary resignation(6)		0	0	0	0	450,102	0	0	450,102
Termination For Cause(6)		0	0	0	0	450,102	0	0	450,102

(1)
Reflects the cash benefits payable in the event of a termination under the executive's severance agreement. The amount includes the executive's annual base salary and, in the event of termination within 24 months of a change-of-control, annual bonus. Bonus amounts are based on AIP bonuses paid to the NEOs during 2010. In addition, if an executive is Involuntary Terminated within 24 months after a change-of-control, the amount includes interest for the period from January 1, 2011 to the date of payment of the severance amount (June 30, 2011 in the case of Messrs. Clark, Ridens, and Marter) based on an interest rate (compounded annually on January 15 of each year) of 6.25% (which is 3% plus the prime rate of interest as reported in The Wall Street Journal on December 31, 2010). The amounts for Messrs. Kennedy and Gurule also reflect a delayed payment of six months in order to comply with the requirements of Section 409A of the Code, as required by the terms of their respective severance agreements. In such event the severance amounts due Messrs. Kennedy and Gurule shall accrue interest, on a non-compounded basis, at a rate of 3.25%, which was the JPMorgan Chase Bank prime interest rate on December 31, 2010.

(2)
Reflects the value of shares of restricted stock, performance units, and cash-settled phantom stock units awarded under the terms of Forest's stock incentive plans and related agreements that would become nonforfeitable or vest, respectively, upon the indicated event. The performance unit amount represents a number of shares vested equal to 150% of the initial performance units awarded, based on Forest's total shareholder return ranking among its peers as of December 31, 2010 for the performance period beginning on April 1, 2010. Each named executive officer's stock options are fully vested and, upon termination, would have the right to exercise all vested, unexercised stock options. The amounts shown in the table are based on the closing price of a share of Forest common stock on December 31, 2010, $37.97. The NEOs will have a period of 12 months to exercise their stock options instead of the three months generally available to employees. See the caption "Outstanding Equity Awards at Fiscal Year-End" above, for details regarding the securities held by the NEOs at December 31, 2010.

(3)
Reflects the amount payable to the NEOs under the Executive Plan and salary deferred compensation plans as of December 31, 2010.

(4)
Reflects the cost of continued medical and dental coverage for the executive, his spouse, and any dependents at least equal to the cost of such coverage had the executive not been terminated. With respect to Messrs. Clark and Gurule, the amount assumes this insurance coverage for 30 months following an involuntary termination and, with respect to Messrs. Kennedy, Ridens, and Marter, the amount assumes this insurance coverage for 24 months after an involuntary termination following a change-of-control.

(5)
Except as described in note (1) above, the amounts assume that the timing of any payment or benefit is not delayed. If Forest delays making any payment or providing any benefit as a result of a determination that a delay in any such payment or benefit is required pursuant to Section 409A of the Code, then Forest will pay interest on any delayed payment from the date the payment should have been made until the time the payment is actually made at the prime rate on a non-compounded basis (except as otherwise described in note (1) above).

(6)
Upon a voluntary resignation (other than under circumstances pursuant to which a NEO's employment would be considered Involuntarily Terminated as described under Severance Agreements with the NEOs above) or termination for cause, the NEO would not receive any additional payments, except: (i) amounts generally payable to any terminating employee, including accrued vacation, their vested 401(k) Plan balance, the delivery of any vested shares awarded under the stock incentive plan, and vested, unexercised options, which may be exercised for a period of three months following termination; and (ii) amounts held for their benefit under the Executive Plan and salary deferred compensation plans.

Compensation Practices and Risk

        The Compensation Committee has conducted a risk assessment of Forest's compensation policies and practices. All aspects of Forest's compensation programs, including base salary, annual incentive compensation, long-term incentive compensation, and benefits, including severance benefits payable upon involuntary termination of employment, have been reviewed in terms of the long-term best interests of shareholders. The Compensation Committee believes that Forest's executive pay practices comprise adequate financial security and incentives for executive officers to achieve the optimal short-term and long-term objectives of Forest. The Compensation Committee has concluded that Forest's compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Forest.

Director Compensation

        Forest uses a combination of cash and equity awards to attract and retain qualified candidates to serve on the Board. During 2010 each non-employee director received an annual cash retainer of $50,000. Commencing January 1, 2011, each non-employee director is entitled to receive an annual cash retainer of $60,000. Each non-employee member of the Board who serves on the standing committees of the Board also receives a cash retainer for such services. The Audit Committee members receive an annual cash retainer of $15,000, and the Chairman of the Audit Committee receives $30,000. Members of the other standing committees of the Board receive an annual cash retainer in the amount of $5,000, and the Chairmen of the other committees receive an amount equal to $10,000; however, members of the Executive Committee who are not Denver-area residents are paid a retainer of $15,000 instead of the other fees that would apply.

        In addition, during 2010, each non-employee director received a restricted stock award for 4,572 shares under the 2007 Stock Plan. Each award was granted on the date of the annual meeting, May 12, 2010, and reflected the number of shares of common stock (rounded to the nearest whole number) obtained by dividing $125,000 by the fair market value of a share of common stock on the date of the award. Commencing in 2011, the value of the annual stock grant has been increased to $150,000. In connection with Mr. Lightner's service as non-executive Chairman of the Board, he did not receive an additional retainer or Board fees; however, in recognition of his services as non-executive Chairman of the Board, he received a special equity award for 2,286 shares of Forest restricted stock under the 2007 Stock

Plan, which reflected the number of shares of common stock (rounded to the nearest whole number) obtained by dividing $62,500 by the fair market value of a share of common stock on the May 12, 2010. The shares included in the directors' restricted stock awards are subject to forfeiture restrictions that will lapse on the first anniversary of the date of the award. All non-employee directors are reimbursed by Forest for all costs incurred by them in their capacities as directors, including the costs of attending Board meetings and committee meetings.

        The following table provides information concerning compensation paid to non-employee directors for the fiscal year ended December 31, 2010. Mr. Clark, the only employee director, did not receive separate compensation for his service as a director. The non-employee directors do not participate in any non-equity incentive, retirement, pension, or nonqualified deferred compensation plans.

Name (a)	Fees Earned or Paid in Cash ($)(b)	Stock Awards ($)(c)(1)	Option Awards ($)(d)	Non-Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(f)	All Other Compensation ($)(g)	Total ($)(h)

Loren K. Carroll(2)	65,000	125,021	0	N/A	N/A	0	190,021

Dod A. Fraser(3)	85,000	125,021	0	N/A	N/A	0	210,021

James H. Lee(4)	80,000	125,021	0	N/A	N/A	0	205,021

James D. Lightner(5)	65,000	187,532	0	N/A	N/A	0	252,532

Patrick R. McDonald(6)	75,000	125,021	0	N/A	N/A	0	200,021

Raymond I. Wilcox(7)	60,000	125,021	0	N/A	N/A	0	185,021

(1)
Amounts reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures relating to service-based vesting conditions. A discussion of the assumptions made in determining the grant date value are set forth under Note 7 to Forest's 2010 Consolidated Financial Statements that are part of Forest's Annual Report on Form 10-K for the year ended December 31, 2010.

(2)
As of December 31, 2010, Mr. Carroll had 4,572 shares of restricted stock subject to forfeiture restrictions and 10,000 options outstanding.

(3)
As of December 31, 2010, Mr. Fraser had 4,572 shares of restricted stock subject to forfeiture restrictions and 32,290 options outstanding.

(4)
As of December 31, 2010, Mr. Lee had 4,572 shares of restricted stock subject to forfeiture restrictions and 32,290 options outstanding.

(5)
As of December 31, 2010, Mr. Lightner had 6,858 shares of restricted stock subject to forfeiture restrictions and 17,430 options outstanding.

(6)
As of December 31, 2010, Mr. McDonald had 4,572 shares of restricted stock subject to forfeiture restrictions and 24,860 options outstanding.

(7)
As of December 31, 2010, Mr. Wilcox had 4,572 shares of restricted stock subject to forfeiture restrictions and no options outstanding.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes certain information, as of December 31, 2010, relating to Forest's equity compensation plans.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of Securities Remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	1,863,480	(1)	$21.6738	(2)	4,225,703	(3)

Equity compensation plans not approved by security holders	0		0		0

Total	1,863,480				4,225,703

(1)
Includes (i) shares underlying outstanding stock options to purchase shares of Forest's common stock under Forest's 2001 Stock Incentive Plan and the 2007 Stock Plan, (ii) shares underlying outstanding options under a 1996 Stock Plan that expired in March 2002, (iii) an aggregate of 271,285 shares issuable under phantom stock unit awards granted under Forest's 2001 Stock Incentive Plan and the 2007 Stock Plan, and (iv) an aggregate of 264,500 shares issuable under performance unit awards granted under Forest's 2007 Stock Plan.

(2)
Amount does not reflect (i) the purchase price of shares of Forest's common stock that may be purchased pursuant to Forest's 1999 Employee Stock Purchase Plan, (ii) price of shares issuable pursuant to outstanding phantom stock units issued under the 2001 Stock Incentive Plan and the 2007 Stock Plan, or (iii) purchase price of shares issuable pursuant to outstanding performance units under the 2007 Stock Plan.

(3)
Includes shares of Forest's common stock available for issuance under (i) Forest's 2001 Stock Incentive Plan through February 14, 2011 when the 2001 Stock Incentive Plan expired, (ii) the 2007 Stock Plan, and (ii) Forest's Employee Stock Purchase Plan. As of December 31, 2010, 519 shares of common stock were available for future issuance under the 2001 Stock Incentive Plan, 3,828,729 shares of common stock were available for future issuance under the 2007 Stock Plan, and 395,455 shares of common stock were available for future issuance under the Employee Stock Purchase Plan.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        We currently have one class of voting securities outstanding. On March 14, 2011, there were 113,613,031 shares of our common stock outstanding, with each such share being entitled to one vote.

Security Ownership of Beneficial Owners

        The following table sets forth information as of March 14, 2011 concerning persons known to Forest to be the beneficial owner of more than 5% of outstanding shares of Forest common stock. This information is based on information filed with the SEC and information provided to Forest. The number of shares beneficially owned by each person is determined by SEC rules, and the information is not necessarily indicative of beneficial ownership for other purposes. Under these rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	7,503,058	(2)	6.60%

FMR LLC 82 Devonshire Street Boston, MA 02109	5,999,958	(3)	5.28%

Goldman Sachs Asset Management 200 West Street New York, NY 10282	5,827,453	(4)	5.13%

(1)
Based on 113,613,031 shares of common stock outstanding as of March 14, 2011.

(2)
As reported on a Schedule 13G filed on February 4, 2011, BlackRock, Inc. has sole voting and sole dispositive power with respect to all 7,503,058 shares.

(3)
As reported on a Schedule 13G filed on January 10, 2011. FMR LLC has sole power to vote 2,292,420 of these shares, and sole dispositive power with respect to all 5,999,958 shares.

(4)
As reported on Schedule 13G filed on February 11, 2011, Goldman Sachs Asset Management has shared voting power with respect to 5,393,801 shares, and shared dispositive power with respect to all 5,827,453 shares.

 Security Ownership of Management

        The following table shows, as of March 14, 2011, the number of shares of Forest common stock beneficially owned by:

  •
  Forest's directors and the director nominees;

  •
  the executive officers of Forest named in the Summary Compensation Table under the caption "Executive Compensation"; and

  •
  all Forest directors and all executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. As described above, under these rules, beneficial ownership includes any shares as to which the person has shared or sole voting power or investment power and also any shares that such person has the right to acquire within 60 days after March 14, 2011 through the exercise of any option or other rights.

	Amount and Nature of Beneficial Ownership

Name of Beneficial Owner	Common Stock Beneficially Owned	Options Currently Exercisable Within 60 Days(1)	Total Stock and Stock-Based Holdings	Percent of Class(2)

Loren K. Carroll	12,720	10,000	22,720	*

H. Craig Clark	374,825	515,048	889,873	*

Dod A. Fraser	20,655	32,290	52,945	*

Michael N. Kennedy	67,987	7,430	75,417	*

James H. Lee	19,575	32,290	51,865	*

James D. Lightner	68,086	17,430	85,516	*

Cyrus D. Marter IV	72,935	20,804	93,739	*

Patrick R. McDonald	15,720	24,860	40,580	*

J.C. Ridens	125,021	16,682	141,703	*

Raymond I. Wilcox	10,307	0	10,307	*

Leonard C. Gurule	44,799	97,999	142,132	*

All current directors and executive officers as a group (16 persons, including 11 named above)	1,083,589	796,986	1,880,575	1.6%

*
The percentage of shares beneficially owned does not exceed one percent of the outstanding shares of the class.

(1)
Reflects the number of shares that could be acquired as of May 13, 2011 through the exercise of stock options under the terms of Forest's stock plans and option agreements.

(2)
Based on 113,613,031 shares of common stock outstanding as of March 14, 2011.

Stock Ownership Guidelines

        At its February 2011 meeting, the Board adopted stock ownership guidelines for directors and officers of Forest. The guidelines, as described below, are intended to further align the financial interests of our directors and officers with that of our shareholders.

        Director Stock Ownership Guidelines.    The ownership guidelines for directors provide that each director is expected to own a number of shares of Forest common stock equal in value to five times Forest's annual cash retainer for directors. The ownership level should be achieved by the later of December 31, 2015 or five years after the director is first appointed or elected, and should be maintained for all periods thereafter as long as such director remains on the Board.

        Officer Stock Ownership Guidelines.    The officer stock ownership guidelines provide that certain officers of Forest and its affiliates, as set forth in the guidelines or as may otherwise be determined by the Nominating and Corporate Governance Committee, are expected to hold an amount of stock equal in value to a multiple of two to five times their base salary, depending on their position and responsibilities. Of our named executive officers, our Chief Executive Officer is expected to hold stock equal in value to five times his base salary, whereas the other named executive officers are expected to hold an amount of stock equal in value to three times their respective base salaries. Current officers to whom the guidelines apply must achieve the prescribed ownership level by December 31, 2015. Officers to whom the guidelines become applicable in the future are expected to achieve the prescribed holdings within five years of the date on which the guidelines become applicable to them.

PROPOSAL NO. 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement.

        As more fully described under the heading "Executive Compensation—Compensation Discussion and Analysis," our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. We believe that the various elements of our executive compensation program work together to promote our goal of ensuring that total compensation should be related both to Forest and individual performance.

        Shareholders are urged to read the "Compensation Discussion and Analysis" section of this proxy statement, beginning on page 14, which discusses how our executive compensation policies implement our compensation philosophy, and the remainder of the "Executive Compensation" section of this proxy statement, which contains tabular information and narrative discussion about the compensation of our named executive officers, for additional details about our executive compensation programs. The Compensation Committee and the Board believe that these policies are effective in implementing our compensation philosophy and in achieving its goals.

        We are asking our shareholders to indicate their support for our executive compensation as described in this proxy statement. This proposal gives our shareholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our shareholders to approve, on an advisory basis, the following resolution:

  "RESOLVED, that Forest's shareholders hereby approve, on an advisory (non-binding) basis, the compensation paid to Forest's named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative disclosure."

        This vote is advisory only, and therefore not binding on Forest, the Compensation Committee or our Board of Directors. Moreover, the outcome of the vote does not create any fiduciary obligations for our Board of Directors or our officers. However, our Board and our Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote in making future compensation decisions.

Vote Required

        Approval of the compensation of the named executive officers requires the affirmative vote of a majority of the votes cast.

        THE BOARD RECOMMENDS A VOTE "FOR" THE ADVISORY RESOLUTION APPROVING, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION OF FOREST'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K.

 PROPOSAL NO. 3—ADVISORY VOTE ON THE FREQUENCY OF HOLDING
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

        In addition to requesting shareholder advisory approval of named executive officer compensation, the Dodd-Frank Act also requires that once every six years we seek shareholder advisory (non-binding) approval of how often the Company will seek advisory approval of such compensation. It is important to note that shareholders are not voting to approve or disapprove of the Board's recommendation on this proposal. The Dodd-Frank Act, rather, requires that we present shareholders with the option to vote to hold an advisory vote on executive compensation every one, two or three years, or to abstain from voting on this issue, as alternatives for shareholder approval.

        The Board of Directors has determined that an advisory shareholder vote on executive compensation every three years is the best approach for Forest and its shareholders for a number of reasons, including the following:

  •
  The elements of executive compensation typically have not changed significantly from year to year;

  •
  Forest's performance units, which made up a significant percentage of executive compensation for 2010, are based on Forest's total shareholder return relative to its peers over a three-year period;

  •
  A three-year cycle will provide investors with sufficient time to evaluate the effectiveness of Forest's short-term and long-term incentive programs, compensation strategies and relative performance to peers; and

  •
  A three-year cycle provides the Board and the Compensation Committee with sufficient time to thoughtfully evaluate and respond to shareholder input and effectively implement any changes to Forest's executive compensation program that they may deem necessary or appropriate.

        This vote is advisory only, and therefore not binding on Forest, the Compensation Committee or our Board of Directors. Moreover, the outcome of the vote does not create any fiduciary obligations for our Board of Directors or our officers. Although the vote is non-binding, the Compensation Committee and the Board value the opinions of the shareholders and will consider the outcome of the vote, together with the factors listed above and any other factors the Compensation Committee or the Board deem relevant when determining the frequency of future shareholder votes on executive compensation.

Vote Required

        The alternative that receives a plurality of votes will be deemed approved on an advisory basis by the shareholders.

        THE BOARD RECOMMENDS A VOTE "FOR THREE YEARS" REGARDING THE FREQUENCY OF THE SHAREHOLDER ADVISORY VOTE TO APPROVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4—RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        Forest is asking the shareholders to ratify the Audit Committee's appointment of Ernst & Young LLP ("Ernst & Young"), 370 Seventeenth Street, Suite 3300, Denver, Colorado 80202, as Forest's independent registered public accounting firm to audit Forest's consolidated financial statements for the year 2011.

        Services provided to Forest by Ernst & Young during 2010 are described under "Principal Accountant Fees and Services" below. A representative of Ernst & Young will be present at the annual meeting with the opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions.

        In the event the shareholders fail to ratify the appointment, the Audit Committee may consider whether it should select another independent public accounting firm. Although ratification by the shareholders is not required by law, the Board has determined that it is desirable to seek shareholder ratification of the appointment of Ernst & Young in light of the critical role played by our independent registered public accounting firm in maintaining the integrity of financial controls and reporting. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm any time during the year if the Audit Committee believes that such a change would be in the best interest of Forest and its shareholders.

Vote Required

        Ratification of the appointment of Ernst & Young as Forest's independent registered public accounting firm for 2011 requires the affirmative vote of a majority of the votes cast.

        THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS FOREST'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following is a summary of the fees billed to Forest by Ernst & Young for audit and other professional services provided by Ernst & Young for 2009 and 2010.

Ernst & Young	2010	2009

Audit fees	$1,602,539	$1,550,717

Audit-related fees	0	0

Tax fees	$250,537	62,687

All other fees	$2,149	2,149

Total all fees	$1,855,225	$1,615,553

Audit Fees—Consist of aggregate fees billed for professional services provided in connection with the audit of our consolidated financial statements, the audit of our internal control over financial reporting, reviews of our quarterly financial statements, statutory audits, reviews of registration statements, and issuance of consents and letters to underwriters.

Audit-Related Fees—Consist principally of aggregate fees billed for transaction due diligence services, and audits of statements of compliance with agreements.

Tax Fees—Consist of aggregate fees for tax compliance, tax advice and tax planning, tax examination assistance, and tax consulting on sales transactions.

All Other Fees—Consist of aggregate fees for products and services other than as reported above. As indicated, no other fees were billed for 2009 or 2010.

        Preapproval of Audit Services.    The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve, when the Audit Committee is not in session, audit-related services and non-audit services not prohibited by law to be performed by Forest's independent registered public accounting firm and associated fees for any individual engagement not to exceed $40,000. Any such pre-approval of services and fees by the Chairman are reported to the full Audit Committee at its next regular meeting. All fees set forth in the foregoing table were pre-approved by the Audit Committee or the Chairman of the Audit Committee under the noted delegation of authority.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee assists the Board in fulfilling its responsibilities for the oversight of the integrity of Forest's financial statements, its compliance with legal and regulatory requirements, the performance of the internal audit function and independent audit, and the independence and qualifications of Forest's independent registered public accounting firm who report directly to the Audit Committee. The Audit Committee operates under a charter approved by the Board. The full text of the Audit Committee charter is available on Forest's website at www.forestoil.com. As of the date of this report, the Audit Committee was comprised of three directors, each of whom has been determined to be independent within the meaning of rules adopted by the SEC, the listing standards of the NYSE, and Forest's Corporate Governance Guidelines.

        Forest's management has responsibility for preparing Forest's financial statements and the financial reporting process, including the system of internal controls. Forest's independent auditor, Ernst & Young, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards established by the Public Company Accounting Oversight Board (United States), and for issuing a report on the results of that independent audit. Ernst & Young is also responsible for auditing Forest's internal control over financial reporting and expressing opinions on the effectiveness of Forest's internal control over financial reporting.

        In this context, the Audit Committee hereby reports as follows:

          1.     The Audit Committee has met with management and Ernst & Young, and has reviewed and discussed the audited consolidated financial statements;

          2.     The Audit Committee has discussed with Ernst & Young the matters required by Statement of Auditing Standards No. 61, as amended, supplemented or superseded (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the PCAOB in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements;

          3.     The Audit Committee has received from and discussed with Ernst & Young the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence, and discussed with Ernst & Young their independence from Forest and its management; and

          4.     Based upon the review and discussions described in paragraphs (1) through (3) above, and the Audit Committee's review of the representations of management, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in Forest's Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

        This report is provided by the following independent directors, who comprise the Audit Committee.

                      Dod A. Fraser, Chairman
                      James H. Lee
                      Patrick R. McDonald

March 14, 2011

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Affiliate Transaction Policy

        Covered Transactions.    The Board has adopted a written Affiliate Transaction Policy. The policy covers all economic transactions between Forest or any of its subsidiaries or controlled affiliates (including controlled joint ventures), on the one hand, and any designated person, on the other hand. The policy addresses, without limitation, the purchase or sale of assets, other than blind, open-market transactions in Forest's securities over a regulated exchange. The policy does not address employment compensation arrangements with Forest's executive officers. For purposes of this policy, a "designated person" is (i) any Forest shareholder that beneficially owns more than 5% of Forest's outstanding shares of common stock, (ii) any director or executive officer of Forest or any immediate family member of such a person (including in-laws), or (iii) any person known to Forest to be an affiliate of a person under (i) or (ii) (as "affiliate" is defined under the federal securities laws).

  Policy Directives.

        (1)   All Forest officers are notified of the policy in writing every year.

        (2)   The Board is permitted to pre-authorize transactions with designated persons that fall below dollar thresholds set by the Board. Any such pre-authorization may apply only to transactions that are in Forest's ordinary course of business and are either easily comparable to observable market transactions or are on terms no less favorable than the designated person offers to unrelated third parties.

        (3)   Forest's officers are required to provide the Board with all material information relating to any proposed covered transaction (other than a transaction authorized pursuant to paragraph 2 above).

        (4)   In determining whether to authorize and approve any covered transaction, the Board has broad discretion in determining whether the transaction is reasonable in light of the circumstances. It may rely on comparable market transactions, the use of an auction process, an independent valuation, or other similar methods.

        (5)   The Board may review the terms of a covered transaction outside the presence of any directors who have a financial interest in the covered transaction.

        (6)   Other than under paragraph 2 above, a covered transaction may be approved only by a majority of those directors who have no financial interest in the transaction.

Related Party Transactions

        During 2010 there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Executive officers and directors, as well as certain persons who own more than 10% of our common stock, are required by Section 16(a) of the Securities Exchange Act of 1934 to file reports of their ownership of common stock with the SEC and the NYSE, and to furnish us with copies of the reports.

        Based solely on Forest's review of the reports and written representations received from the directors and executive officers, Forest believes that, during 2010, all of its directors and executive officers timely complied with all Section 16(a) filing requirements.

 SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

        Any proposal that a shareholder wishes to include in Forest's proxy materials for the 2012 annual meeting of shareholders, in accordance with the regulations of the SEC, must be received no later than November 28, 2011. The written proposal will need to comply with the regulations of the SEC under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to: Secretary, Forest Oil Corporation, 707 Seventeenth Street, Suite 3600, Denver, Colorado 80202, or sent to the Secretary via facsimile at 303.812.1445.

        Any proposal or nomination for director that a shareholder wishes to propose for consideration at the 2012 annual meeting of shareholders, but does not seek to include in our proxy statement under the applicable SEC rules, must be submitted in accordance with our Bylaws, and must be received at our principal executive offices no earlier than November 28, 2011, and not later than December 28, 2011. Any such proposal must be an appropriate subject for shareholder action under applicable law and must otherwise comply with Article I of Forest's Bylaws and must be submitted in writing and mailed to Forest's Secretary, at the address shown above.

Fulfillment 94379 94365 FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/fst Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. Mark Here for Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature Signature Date Please mark your votes as indicated in this example X 2 Years 1 Year 3 Years Abstain THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTIONS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, AND “FOR” PROPOSALS 2 AND 4, AND “3 YEARS” ON PROPOSAL 3, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER COMING BEFORE THE ANNUAL MEETING. FOR ALL WITHHOLD FOR ALL *EXCEPTIONS FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1. Elect two Class II directors to serve until Forest’s 2014 annual meeting of shareholders. Nominees: 01 H. Craig Clark 02 James H. Lee (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions _________________________________________________________________________ 2. Approval, on an advisory basis, of the compensation of Forest's named executive officers. 3. Approval, on an advisory basis, of the frequency of holding future advisory votes on executive compensation. 4. Ratify the appointment of Ernst & Young LLP as Forest’s independent registered public accounting firm for the year ending December 31, 2011.

Fulfillment 94379 94365 You can now access your Forest Oil Corporation account online. Access your Forest Oil Corporation account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for Forest Oil Corporation, now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2010 Annual Report to Shareholders are available at: https://materials.proxyvote.com/346091 PROXY FOREST OIL CORPORATION Annual Meeting of Shareholders – May 11, 2011 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints H. Craig Clark and Cyrus D. Marter IV, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Forest Oil Corporation common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the company to be held May 11, 2011 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side)